================================================================================

                               PURCHASE AGREEMENT



                                 BY AND BETWEEN



                         LOUISIANA-PACIFIC CORPORATION,
                             A DELAWARE CORPORATION,

                                LPS CORPORATION,
                             AN OREGON CORPORATION,

                                L-P REDWOOD, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,


                                       AND



                         SANSOME FOREST PARTNERS, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP



                             DATED AS OF MAY 1, 1998

================================================================================

                                            PURCHASE AGREEMENT

                                             TABLE OF CONTENTS

SECTION:                                                                                            PAGE:



                     RECITALS...........................................................................1
Article I            DEFINITIONS........................................................................1
         1.1     Certain Defined Terms..................................................................1
         1.2     Other Defined Terms....................................................................6
Article II           PURCHASE AND SALE OF ASSETS........................................................6
         2.1     Sale of Certain Assets by Redwood, LLC.................................................6
         2.2     Sale of Certain Other Assets...........................................................6
         2.3     No Assignment in Certain Circumstances.................................................6
         2.4     Assumed Liabilities....................................................................7
         2.5     Retained Liabilities...................................................................8
         2.6     Purchase Price and Payment; Deposit....................................................9
         2.7     Note Arrangement......................................................................10
         2.8     Liquidated Damages....................................................................10
         2.9     Cash..................................................................................10
         2.10    Disclaimer............................................................................11
Article III          CLOSING...........................................................................11
         3.1     Closing...............................................................................11
         3.2     Louisiana-Pacific Obligations at Closing..............................................11
         3.3     Buyer Obligations at Closing..........................................................13
Article IV           REPRESENTATIONS AND WARRANTIES OF LOUISIANA-PACIFIC...............................14
         4.1     Organization..........................................................................14
         4.2     Authorization and Enforceability......................................................14
         4.3     Consents and Approvals................................................................14
         4.4     Non-Contravention.....................................................................15
         4.5     Financial Statements..................................................................15
         4.6     Absence of Certain Changes............................................................15
         4.7     Title to the Personal Property........................................................16
         4.8     Real Property.........................................................................17
         4.9     Intellectual Property.................................................................18
         4.10    Litigation............................................................................18
         4.11    Employee Benefit Matters..............................................................18
         4.12    Taxes.................................................................................19
         4.13    Contracts and Commitments.............................................................19
         4.14    Non-Environmental Permits and Other Operating Rights..................................19
         4.15    Labor Matters.........................................................................20
         4.16    No Brokers............................................................................20
         4.17    Acquisition for Investment............................................................20
         4.18    Use of the Assets.....................................................................20
Article V            REPRESENTATIONS AND WARRANTIES OF BUYER...........................................20
         5.1     Organization..........................................................................20
         5.2     Authorization and Enforceability......................................................21
         5.3     Consents and Approvals................................................................21
         5.4     Non-Contravention.....................................................................21

         5.5     Ability...............................................................................21
         5.6     No Brokers............................................................................21
         5.7     Net Worth.............................................................................22
         5.8     Acquisition for Own Account...........................................................22
Article VI           CERTAIN COVENANTS.................................................................22
         6.1     Access to Information.................................................................22
         6.2     Conduct of Business Pending Closing...................................................23
         6.3     Authorizations........................................................................24
         6.4     Books and Records.....................................................................25
         6.5     Louisiana-Pacific Marks...............................................................26
         6.6     Title Insurance.......................................................................26
         6.7     Separation of Wood Treatment Facility.................................................26
         6.8     Acknowledgements by Buyer.............................................................27
         6.9     Public Announcements..................................................................28
         6.10    Disclosure of Confidential Information................................................28
         6.11    Right to Update Disclosure Schedule...................................................28
         6.12    Assignment of Insurance Proceeds......................................................29
         6.13    Revision to Disclosure Schedule.......................................................29
         6.14    Certain Adjustments...................................................................29
         6.15    No Shop...............................................................................30
         6.16    Certain Update........................................................................30
Article VII          CONDITIONS TO THE OBLIGATIONS OF BUYER............................................30
         7.1     Accuracy of Representations and Warranties............................................30
         7.2     Performance...........................................................................30
         7.3     Termination of HSR Act Waiting Period.................................................30
         7.4     Absence of Governmental Orders........................................................31
         7.5     Timber Casualty.......................................................................31
         7.6     Legal Opinion.........................................................................31
         7.7     Joint Conditions......................................................................31
         7.8     Consent to Assignment.................................................................31
         7.9     Note..................................................................................31
         7.10    Title.................................................................................31
Article VIII         CONDITIONS TO THE OBLIGATIONS OF LOUISIANA-PACIFIC................................31
         8.1     Accuracy of Representations and Warranties............................................31
         8.2     Performance...........................................................................32
         8.3     Termination of HSR Act Waiting Period.................................................32
         8.4     Absence of Governmental Orders........................................................32
         8.5     Legal Opinion.........................................................................32
         8.6     Joint Conditions......................................................................32
         8.7     Indemnity Obligation..................................................................32
         8.8     Installment Sale Treatment............................................................32
Article IX           INDEMNIFICATION...................................................................32
         9.1     Survival of Representations and Warranties............................................32
         9.2     Indemnification by Louisiana-Pacific..................................................32
         9.3     Indemnification by Buyer..............................................................33
         9.4     General Indemnification Provisions....................................................34
         9.5     Limitations on Indemnification........................................................35
         9.6     Waiver and Release....................................................................35



Article X            TAX MATTERS.......................................................................36
         10.1    Allocation of Purchase Price..........................................................36
         10.2    Certain Taxes.........................................................................36
         10.3    Buyer's Cooperation in a Section 1031 Exchange........................................37
Article XI           EMPLOYEES AND EMPLOYEE BENEFIT PLANS..............................................37
         11.1    Employment............................................................................37
         11.2    Employee Transition Administration....................................................37
         11.3    Vacation..............................................................................38
         11.4    Vesting...............................................................................38
         11.5    Cross-Indemnity for Certain Workers Compensation Claims...............................38
Article XII          TERMINATION.......................................................................39
         12.1    Termination...........................................................................39
         12.2    Written Notice........................................................................39
         12.3    Effect of Termination.................................................................39
         12.4    Cure Right............................................................................40
Article XIII         GENERAL PROVISIONS................................................................40
         13.1    Expenses, Taxes, Etc..................................................................40
         13.2    Notices...............................................................................40
         13.3    Disclosure Schedule...................................................................41
         13.4    Interpretation........................................................................42
         13.5    Severability..........................................................................42
         13.6    Assignment............................................................................42
         13.7    No Third-Party Beneficiaries..........................................................43
         13.8    Amendment.............................................................................43
         13.9    No Other Remedies.....................................................................43
         13.10   Further Assurances....................................................................44
         13.11   Mutual Drafting.......................................................................44
         13.12   Governing Law.........................................................................44
         13.13   Jurisdiction; Waiver of Jury Trial....................................................44
         13.14   Interest..............................................................................44
         13.15   Counterparts..........................................................................44
         13.16   Entire Agreement......................................................................44

                                            PURCHASE AGREEMENT



                                     INDEX TO EXHIBITS, SCHEDULES AND
                                           DISCLOSURE SCHEDULE*

EXHIBITS:                                                                                     DESCRIPTION:

EXHIBIT 1.1-1..............................................Data Processing Transfer and Services Agreement
EXHIBIT 1.1-2..............................................................Form of Environmental Agreement
EXHIBIT 1.1-3....................................................................Form of Supply Agreements
EXHIBIT 2.7...................................................................................Form of Note
EXHIBIT 3.3(c).................................................Form of Assignment and Assumption Agreement
EXHIBIT 3.3(d)..................................................Form of Assignment and Assumption of Lease
EXHIBIT 3.3(g)....................................................Form of Designated Employee Offer Letter
EXHIBIT 6.1(b)....................................................................Form of Access Agreement
EXHIBIT 7.6........................................................Form of Louisiana-Pacific Legal Opinion
EXHIBIT 8.5....................................................................Form of Buyer Legal Opinion


SCHEDULES:

1.1..............................................................................................Contracts
2.4.........................................................................Additional Assumed Liabilities
2.5........................................................................Additional Retained Liabilities
2.6(d)........................................................................Adjustment to Purchase Price
10.1..........................................................................Allocation of Purchase Price
13.4(b)-1....................................................................Louisiana-Pacific's Knowledge
13.4(b)-2................................................................................Buyer's Knowledge

DISCLOSURE SCHEDULE:

SECTION 4.3.........................................................................Consents and Approvals
SECTION 4.5...........................................................................Financial Statements
SECTION 4.6.....................................................................Absence of Certain Changes
SECTION 4.7(a)(i).............................................................Non-Timber Personal Property
SECTION 4.7(a)(ii)................................................................Timber Personal Property
SECTION 4.8(a)....................................................................Non-Timber Real Property
SECTION 4.8(b)........................................................................Timber Real Property
SECTION 4.8(f)...............................................................Leases of Owned Real Property
SECTION 4.8(g)..........................................................................Map of Timberlands
SECTION 4.10....................................................................................Litigation
SECTION 4.11........................................................................Employee Benefit Plans
SECTION 4.12.........................................................................................Taxes
SECTION 4.13.....................................................................Contracts and Commitments
SECTION 4.14..........................................Non-Environmental Permits and Other Operating Rights
SECTION 4.15.................................................................................Labor Matters
SECTION 4.18...............................................................................Excluded Assets

* The  Exhibits  and  Schedules to the  Purchase  Agreement  have been omitted  pursuant to Item 601(2) of
Regulations  S-K. The registrant will furnish  supplementally a copy of any omitted exhibit or schedule to the Commission upon request.


                                            PURCHASE AGREEMENT


                                      TERMS NOT DEFINED IN SECTION 0

DEFINED TERM:                                                                                     SECTION:

"Adjusted Working Capital".................................................Section (i)1 of Schedule 2.6(d)
"Adjustment Schedule"......................................................Section (ii) of Schedule 2.6(d)
"Antitrust Authorities" ............................................................................6.3(d)
"Assumed Liabilities"..................................................................................2.4
"Assignment and Assumption Agreement"...............................................................3.2(d)
"Assignment and Assumption of Lease"................................................................3.2(c)
"Apportioned Obligations"..........................................................................10.2(a)
"Approval".............................................................................................2.3
"Balance Sheet Assets".................................................................................2.2
"Business Employee"................................................................................4.11(a)
"Buyer"...........................................................................................Recitals
"Buyer Indemnified Parties"............................................................................9.2
"Buyer Loss"...........................................................................................9.2
"Cash Amount".......................................................................................2.6(b)
"Closing Cash Payment"..............................................................................2.6(b)
"Closing"..............................................................................................3.1
"Closing Date".........................................................................................3.1
"Commitments".........................................................................................4.13
"Credit Enhancement Arrangement"....................................................................2.7(a)
"Deadline Date"....................................................................................12.1(b)
"Deductible"........................................................................................9.5(a)
"Deposit"...........................................................................................2.6(a)
"Distribution Business LLC"...........................................................................13.6
"Employee Benefit Plan"............................................................................4.11(a)
"Financial Statements".................................................................................4.5
"Formula Percentage"..................................................................................11.5
"Hired Employees".....................................................................................11.5
"Indemnitee"........................................................................................9.4(a)
"Indemnitor"........................................................................................9.4(a)
"Leased Real Property"..............................................................................4.8(e)
"Legal Division".......................................................................................6.7
"Losses"............................................................................................9.4(a)
"Louisiana-Pacific"...............................................................................Recitals
"Louisiana-Pacific Indemnified Parties"................................................................9.3
"Louisiana-Pacific Loss"...............................................................................9.3
"Louisiana-Pacific Marks"..............................................................................6.5
"LPS Corporation".................................................................................Recitals
"Non-Timber Leased Real Property"...................................................................4.8(a)
"Non-Timber Owned Real Property"....................................................................4.8(a)
"Non-Timber Personal Property"...................................................................4.7(a)(i)
"Non-Timber Real Property"..........................................................................4.8(a)




                                            PURCHASE AGREEMENT
                                            OTHER DEFINED TERMS
                                               (CONTINUED)

DEFINED TERM:                                                                                     SECTION:


"Note Arrangement".....................................................................................2.7
"Note Assets".......................................................................................2.6(c)
"Owned Real Property"...............................................................................4.8(d)
"Permits".............................................................................................4.14
"Purchase Price"....................................................................................2.6(c)
"Purchased Assets......................................................................................2.1
"Leased Real Property"..............................................................................4.8(c)
"Owned Real Property"...............................................................................4.8(c)
"Personal Property".............................................................................4.7(a)(ii)
"Redwood, LLC"....................................................................................Recitals
"Retained Liabilities".................................................................................2.5
"Samoa, Inc.".....................................................................................Recitals
"Settlement Date".........................................................Section (iii) of Schedule 2.6(d)
"Simpson".........................................................................................Recitals
"Simpson Purchase Agreement"......................................................................Recitals
"Third Party Claims"................................................................................9.4(b)
"Timber Business LLC".................................................................................13.6
"Timber Leased Real Property".......................................................................4.8(b)
"Timber Owned Real Property"........................................................................4.8(b)
"Timber Personal Property"......................................................................4.7(a)(ii)
"Timber Real Property"..............................................................................4.8(b)
"Title Commitments"....................................................................................6.6
"Title Company"........................................................................................6.6
"Vehicles".........................................................................................6.14(c)
"Wood Treatment Business LLC".........................................................................13.6
"Wood Treatment Facility"..............................................................................6.7
"Wood Treatment Facility Property".....................................................................6.7
"Workers' Compensation Claims"........................................................................11.5

                               PURCHASE AGREEMENT

                 PURCHASE AGREEMENT, dated as of May 1, 1998, by and among Louisiana-Pacific Corporation, a Delaware corporation ("Louisiana-Pacific"), LPS Corporation, an Oregon corporation and wholly-owned subsidiary of Louisiana-Pacific ("LPS Corporation"), L-P Redwood, LLC, a Delaware limited liability company and wholly-owned subsidiary of LPS Corporation ("Redwood, LLC"), and Sansome Forest Partners, L.P., a Delaware limited partnership ("Buyer").

                                    RECITALS

                 A. Louisiana-Pacific owns and operates a timber harvesting, milling, wood treatment and distribution business located in Mendocino and Sonoma counties and in Riverside, California, in part through Redwood, LLC.

                 B. Louisiana-Pacific and LPS Corporation desire to cause Redwood, LLC to sell and assign to Buyer, and Buyer desires to purchase and assume from Redwood, LLC, certain of the assets and liabilities of Redwood, LLC, as provided in this Agreement.

                 C.  Louisiana-Pacific  desires  to sell  to  Buyer,  and  Buyer
desires   to   purchase    from    Louisiana-Pacific    certain    assets   from
Louisiana-Pacific, as provided in this Agreement.

                 D. Louisiana-Pacific and LPS Corporation desire to assign to Buyer, and Buyer desires to assume from Louisiana-Pacific and LPS Corporation certain liabilities of Louisiana-Pacific and LPS Corporation, as provided in this Agreement.

                 E. Concurrently with the Closing hereunder, Louisiana-Pacific, LPS Corporation, Redwood, LLC and Louisiana-Pacific Samoa, Inc., an Oregon corporation ("Samoa, Inc."), desire to sell and assign certain assets and liabilities to Simpson Timber Company, a Washington corporation ("Simpson"), pursuant to a Purchase Agreement, dated the date hereof, among Louisiana-Pacific, LPS Corporation, Redwood, LLC, Samoa, Inc., Simpson and Simpson's parent, Simpson Investment Company, a Washington corporation (the "Simpson Purchase Agreement").

                 In   consideration   of  the   premises   and  the   respective
representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                 "Action" means any claim, action, suit, audit, assessment or arbitration, or any proceeding, in each case by or before any Governmental Authority.

                 "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

                 "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                 "Agreement"  means  this  PURCHASE  AGREEMENT,   including  all
schedules and exhibits hereto and the Disclosure Schedule, as such agreement may be further amended from time to time as herein provided.

                 "Agreement Date" means the date hereof.

                 "Allowed Pre-Signing Changes" means changes relating to the Business or to the Mendocino-Sonoma-Riverside Assets individually or collectively that occur between the date of the Balance Sheet and the Agreement Date and which do not result in the inaccuracy in any material respect of the representations and warranties in Section 4.6.

                 "Allowed Pre-Closing Changes" means any changes relating to the Business or to the Mendocino-Sonoma-Riverside Assets individually or collectively that occur between the Agreement Date and the Closing Date that do not result in a breach or violation in any material respect of Section 0.

                 "Ancillary Agreements" means the Environmental Agreement, the Note and the Supply Agreements.

                 "Balance Sheet" means the unaudited balance sheet for the Business as at March 7, 1998 set forth in Disclosure Schedule Section 4.5.

                 "Books and Records" means all of the following to the extent pertaining to the conduct of the Business: books, records, manuals and other materials, accounting books and records, general ledger, files, computer tapes, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, blueprints, research and development files, data and laboratory books, patent disclosures, media materials and plates, sales order files, litigation files related to litigation that Buyer is assuming hereunder and other documentation concerning the Real Property, the Personal Property, the Contracts and the Permits, including, to the extent available, originals of timber harvest plans, vehicle titles and licenses; provided however, that any of the foregoing that relate to other businesses of Louisiana-Pacific or its Affiliates shall not be deemed to be covered by the definition of "Books and Records" but copies of the portions thereof that relate to the Business shall be made available to Buyer.

                 "Business" means, collectively, the businesses conducted by Louisiana-Pacific through Redwood, LLC prior to the Closing Date to the extent related to the Mendocino-Sonoma-Riverside Assets subject to Allowed Pre-Closing Changes.

                 "Bylaws" means a company's bylaws, code of regulations or equivalent document.

                 "Charter" means a company's articles of association, articles of incorporation, certificate of incorporation or equivalent organizational documents.

                 "Code" means the Internal Revenue Code of 1986 and any successor statute thereto, as amended.

                 "Confidentiality Agreement" means the letter agreement, dated November 19, 1997, between Louisiana-Pacific and Buyer.

                 "Contracts" means all contracts, agreements and commitments described on Schedule 1.1.

                 "Data Processing Transfer and Services Agreement" means the Data Processing Transfer and Services Agreement, in the form attached as Exhibit 1.1-1.

                 "Disclosure Schedule" means the Disclosure Schedule with respect to this Agreement and the Environmental Agreement, dated as of the date hereof, delivered to Buyer by Louisiana-Pacific and forming a part of this Agreement and the Environmental Agreement.

                 "Encumbrance"   means  any  interest  (including  any  security
interest), pledge, mortgage, lien, charge, adverse claim or other right of third Persons.

                 "Environmental Agreement" means the Environmental Agreement, in the form attached as Exhibit 1.1-2.

                 "Environmental Laws" means all federal, state and local laws, regulations, ordinances, codes, policies, Governmental Orders and consent decrees, and any judicial interpretations thereof, relating to pollution or protection of the environment and natural resources, including the Endangered Species Act (as defined in the Environmental Agreement) and those relating to emissions, discharges, Releases or threatened Releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Material. As used herein, Environmental Laws means only those Environmental Laws as amended and in effect on the Agreement Date.

                 "Environmental Permits" means all permits, approvals, agreements with Governmental Authorities, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Governmental Authority" means any federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

                 "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                 "Hazardous Material" means any substance, pollutant, material or waste which is regulated under any Environmental Law, including any such materials regulated as hazardous or toxic substances or material, and asbestos, petroleum and any fraction or product of crude oil or petroleum.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 15 U.S.C. ss. 18A, and the regulations promulgated thereunder.

                 "IRS" means the U.S. Internal Revenue Service.

                 "Liabilities"   means  any  and  all  debts,   liabilities  and
obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or indeterminable.

                 "Material Adverse Effect" means any event(s) with respect to, change(s) in, effect(s) on, or state of facts affecting, the Purchased Assets arising or existing on or prior to the Closing Date that, individually or in the aggregate, would have an adverse effect (based on the Business as it was conducted by Louisiana-Pacific and its Affiliates prior to the Closing Date) (i) on the net income of the Business equal to $500,000 per year, which effect is reasonably likely to continue on an annual basis for at least five years after the Closing Date, or (ii) on the net assets of the Business equal to $10,000,000 or more. For purposes of the conditions to Closing set forth in Sections 7.1, 7.2, 8.1 and 8.2, and the Officer's Certificates delivered pursuant to subsections 3.2(f) and 3.3(f), the determination of whether a breach of a representation and warranty or covenant of this Agreement shall be deemed to give rise to a Material Adverse Effect, shall be determined on a cumulative basis by adding the effect of the breach of any such representation and warranty or covenant to the effect of all other breaches of representations and warranties and covenants of this Agreement for each of the applicable period or periods to which each of such representations, warranties or covenants relate, in all cases before applying the limitations set forth in the preceding sentence, and then determining whether, for any of the applicable periods, such aggregate sum exceeds the threshold set forth in the preceding sentence. For purposes of this definition of Material Adverse Effect, the effect of any matter as to any past period shall be determined based on its actual effect, and its effect as to any future period shall be determined based on the effect that such matter is reasonably likely to have.

                 "Mendocino-Sonoma-Riverside Assets" means the Real Property, the Personal Property, the Contracts and the Permits, but excluding the assets and properties designated as "excluded" on Disclosure Schedule Sections 4.8(g) and 4.18.

                 "Note"  means  the   promissory   note  to  be  delivered,   at
Louisiana-Pacific's election, pursuant to Section 2.6(c).

                 "Permitted Liens" means any (a) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business and which in the aggregate are not substantial in amount, and do not interfere with the present use of the assets of the Business; (b) liens for current Taxes and assessments, both general and special, and other governmental charges not yet due and payable as of the Closing; (c) usual and customary non-monetary real property Encumbrances; (d) liens securing those Liabilities relating to the Business that are to become the responsibility of Buyer or any subsidiary or Affiliate thereof as of the Closing in accordance with the terms of this Agreement; (e) all land use restrictions (including environmental, endangered species and wetlands), building and zoning codes and ordinances, and other laws, ordinances, regulations, rules, orders, licenses or determinations of any Governmental Authority, now or hereafter enacted, made or issued by any such Governmental Authority affecting the Real Property; (f) all easements (including conservation easements and public trust easements), rights-of-way, road use agreements, covenants, conditions, restrictions, reservations, licenses, agreements and other matters of record; (g) all encroachments, overlaps, overhangs, unrecorded easements, variations in area or measurement, rights of parties in possession, lack of access or any other matters not of record which would be disclosed by an accurate survey or physical inspection of the Real Property; (h) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines and facilities of any nature on, over or under the Real Property, and all licenses, easements, rights-of-way and other agreements relating thereto; (i) all existing public and private roads and streets (whether dedicated or undedicated) including all rights of the public to use such roads and streets, and all railroad lines and rights-of-way affecting the Real Property; (j) prior reservations or conveyances of mineral rights or mineral leases of every kind and character; (k) water rights (whether asserted by any Governmental Authority or private party); (l) other imperfections of title, easements and encumbrances, if any; and (m) with respect to any asset of the Business that consists of a leasehold or other possessory interest in real property, all Encumbrances, covenants, imperfections in title, easements, restrictions and other title matters (whether or not the same are recorded) to which the underlying fee estate in such real property is subject which were not created or incurred by Louisiana-Pacific, LPS Corporation or Redwood, LLC; all of which clauses (a) through (m) do not interfere materially with the operation of that portion of the Business of the type currently conducted by Louisiana-Pacific or its Affiliates on such property.

                 "Person"   shall  include  any   individual,   trustee,   firm,
corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

                 "Privileged Documents" means all documents (and compilations of documents completed by, for or on behalf of counsel) that are subject to any legal privilege, including the attorney-client privilege or the attorney work product protection, which relate to any Action involving Louisiana-Pacific or its Affiliates or other Liability for which Louisiana-Pacific or its Affiliates may be responsible.

                 "Real Property" means collectively, the real property, fee or leasehold, together with all improvements, fixtures and easements appurtenant thereto, set forth on Disclosure Schedule Sections 4.8(a)-1, 4.8(a)-2, 4.8(b)-1 and 4.8(b)-2.

                 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material).

                 "Riverside Lease" means that certain Lease; dated March 1, 1997, by and between Louisiana-Pacific and John Hancock Mutual Life Insurance Company with respect to the distribution center located in Riverside, California.

                 "Supply Agreements" means the Supply Agreements, in the form attached hereto as Exhibit 1.1-3.

                 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises as a transferee or successor-in-interest, including Liability therefor as a transferee or successor-in-interest.

                 "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedules or attachments thereto, and including any amendment thereof.

                 1.2 OTHER  DEFINED  TERMS.  In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings. A table of such terms appears after the table of contents.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

                 2.1 SALE OF CERTAIN ASSETS BY REDWOOD, LLC. Subject to the terms and conditions herein set forth and in consideration of the payment of the Purchase Price, at the Closing Louisiana-Pacific and LPS Corporation shall cause Redwood, LLC to sell, assign, transfer and deliver to Buyer (or its permitted assigns pursuant to Section 13.6), and Buyer (or its permitted assigns pursuant to Section 13.6) shall purchase from Redwood, LLC, all of Redwood, LLC's right, title and interest, existing as of the Closing, in and to the Mendocino-Sonoma-Riverside Assets subject only to Allowed Pre-Signing Changes and Allowed Pre-Closing Changes, but excluding the Humboldt-Trinity-Samoa Assets (as defined in the Simpson Purchase Agreement) (together with the Balance Sheet Assets defined below, the "Purchased Assets").

                 2.2 SALE OF CERTAIN OTHER ASSETS. Subject to the terms and conditions herein set forth and in consideration of the payment of the Purchase Price, at the Closing, Louisiana-Pacific and Redwood, LLC shall sell, assign, transfer and deliver to Buyer (or its permitted assigns pursuant to Section 13.6) and Buyer (or its permitted assigns pursuant to Section 13.6) shall accept and acquire from Louisiana-Pacific and Redwood, LLC, all of the current assets of the Business as reflected on the Balance Sheet (other than cash or cash equivalents), subject only to Allowed Pre-Signing Changes and Allowed Pre-Closing Changes (the "Balance Sheet Assets").

                 2.3 NO ASSIGNMENT IN CERTAIN CIRCUMSTANCES. Notwithstanding any provision (other than Section 7.8) in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver any interest in any instrument, commitment, contract, lease, license, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom to the extent that such a transfer or an attempt to make such a transfer without the authorization, approval, consent or waiver (collectively, "Approval") of a third Person would constitute a breach or violation thereof, or affect adversely the rights of Buyer, Louisiana-Pacific or Redwood, LLC thereunder, or constitute a Material Adverse Effect; and any such transfer to Buyer that requires the Approval of a third Person shall be made subject to such Approval being obtained. Louisiana-Pacific shall, unless Buyer otherwise directs Louisiana-Pacific in writing with respect to certain Approvals, use its commercially reasonable efforts to obtain any such Approval prior to the Closing Date, and Buyer shall cooperate therewith. In the event that any such Approval is not obtained on or prior to the Closing Date, Louisiana-Pacific shall, for a period of six months thereafter, continue to use its commercially reasonable efforts to obtain any such Approval and cooperate with Buyer in any reasonable and lawful arrangement to provide that Buyer or Buyer's designee shall receive all of Louisiana-Pacific's right, title and interest in any Contract with respect to which such Approval is required, including performance by Louisiana-Pacific, as agent; provided, however, that Louisiana-Pacific shall not be obligated to commence or prosecute any Action or pay any amount to any third Person other than any consent or assignment fees expressly set forth in the Contracts, which shall be paid by Louisiana-Pacific.

                 2.4 ASSUMED LIABILITIES. Except as provided in Section 2.5, at the Closing, Buyer shall assume and agree to thereafter perform when due and discharge, without any recourse to Louisiana-Pacific, LPS Corporation, Redwood, LLC or any of their Affiliates, the following liabilities and obligations of Louisiana-Pacific, LPS Corporation and Redwood, LLC, as applicable (the "Assumed Liabilities"):

                 (a) Accounts Payable. Any Liability for those accounts payable of Louisiana-Pacific or Redwood, LLC arising out of the operation of the Business to the extent (i) reflected on the Balance Sheet or (ii) arising from Allowed Pre-Signing Changes or Allowed Pre-Closing Changes, all of which Liabilities will be reflected in the adjustment to the Purchase Price as set forth in subsection 2.6(d).

                 (b) Contract Advances. Any Liability or credit owing from Louisiana-Pacific or Redwood, LLC for deposits, prepayments or advances paid to Louisiana-Pacific or Redwood, LLC with respect to the Contracts to the extent
(i) reflected on the Balance Sheet or (ii) arising from Allowed Pre-Signing Changes or Allowed Pre-Closing Changes, all of which Liabilities will be reflected in the adjustment to the Purchase Price as set forth in subsection 2.6(d).

                 (c) Other Balance Sheet Liabilities. In addition to the foregoing, any other Liabilities of Louisiana-Pacific or Redwood, LLC arising out of the operation of the Business to the extent (i) reflected on the Balance Sheet or (ii) arising from Allowed Pre-Signing Changes or Allowed Pre-Closing Changes, all of which Liabilities will be reflected in the adjustment to the Purchase Price as set forth in subsection 2.6(d); provided, however, that (other than the capital lease liabilities set forth thereon) Buyer shall not assume any long-term liabilities set forth on the Balance Sheet or other long-term liabilities that would otherwise be included in a balance sheet for matters occurring after the date of the Balance Sheet and before the Closing Date.

                 (d) Contract Obligations. Any Liability for obligations that first become due to be performed on or after the Closing Date under the Contracts, and any additional contracts, agreements or commitments entered into by Louisiana-Pacific or Redwood, LLC to the extent entry into such additional contracts, agreements or commitments is permitted as an Allowed Pre-

Closing Change but only to the extent that any required Approval for assignment and assumption of such Contracts or additional contracts has been obtained, or to the extent Buyer is otherwise receiving the economic benefits under such Contracts or additional contracts.

                 (e) Product Liability. Any Liability for bodily injury or property damage arising from occurrences on or after the Closing as a result of any alleged or actual defects in products of the Business designed, manufactured or assembled by or on behalf of Louisiana-Pacific or Redwood, LLC, other than such Liability relating to a product shipped or sold or service rendered by Louisiana-Pacific or Redwood, LLC or their Affiliates prior to the Closing.

                 (f) Litigation Matters. Any Liability arising with respect to matters disclosed to Buyer in Disclosure Schedule Section 4.10 for the Purchase Agreement delivered to Buyer on the Agreement Date, as well as those Liabilities arising with respect to matters arising after the Agreement Date and disclosed to Buyer on a supplement to Disclosure Schedule Section 4.10 delivered to Buyer on or prior to the Closing Date pursuant to Section 6.11, to the extent the amount or value in controversy with respect to such new matters shall not be reasonably likely to exceed $75,000 individually or $500,000 in the aggregate.

                 (g) Schedule of Additional Assumed Liabilities. Any additional Liabilities of Louisiana-Pacific or Redwood, LLC to the extent set forth on
Schedule 2.4, including the reforestation and other obligations described therein.

                 2.5 RETAINED LIABILITIES. All liabilities and obligations of Louisiana-Pacific, LPS Corporation and Redwood, LLC other than those specifically set forth in Section 2.4 (the "Retained Liabilities") shall remain the responsibility of Louisiana-Pacific, except as provided in the Environmental Agreement, and shall not be assumed by Buyer pursuant to this Agreement. The Retained Liabilities shall not include the specific liabilities set forth in
Section 2.4 but shall otherwise include the following liabilities:

                 (a) Benefit Plans. Any Liability (including liabilities for taxes, penalties, excise taxes, claims incurred and benefits accrued, to any Person, including the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, any employee, plan participant or beneficiary) with respect to any "employee benefit plan" maintained, administered or contributed to by Louisiana-Pacific or any trade or business (whether or not incorporated) that is a member of a "controlled group" of which Louisiana-Pacific is a member or under "common control" with Louisiana-Pacific (within the meaning of Section 414(b) and (c) of the Code), but excluding (i) any Liability for which Buyer is, or would become, liable in the absence of the transaction contemplated hereby and
(ii) any Liabilities expressly assumed by Buyer in Section 2.4. As used in this subsection, the term "employee benefit plan" means "employee benefit plan" as defined in Section 3(3) of ERISA, including any multiemployer plan as defined in
Section 3(37) of ERISA, and any bonus, deferred compensation, performance compensation, stock purchase, stock option, stock appreciation, salary continuation, sick leave, holiday pay, fringe benefit, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, whether or not disclosed under Disclosure Schedule
Section 4.11.

                 (b) Schedule of Additional Retained Liabilities. Any additional Liabilities of Louisiana-Pacific or Redwood, LLC to the extent set forth on
Schedule 2.5(b).

                 2.6     Purchase Price and Payment; Deposit.

                 (a) On or before the Agreement Date, Buyer shall have paid to Redwood, LLC in cash, 3% of the Purchase Price ($7,200,000) (the "Deposit"). If Buyer terminates this Agreement pursuant to subsections 12.1(a), 12.1(b) or 12.1(c), or if Louisiana-Pacific terminates this Agreement pursuant to subsection 12.1(a) or 12.1(b), Louisiana-Pacific shall cause Redwood, LLC to, and Redwood, LLC shall, promptly return the Deposit to Buyer. At Closing, the Deposit shall be applied as a credit against the Purchase Price as set forth in subsection 2.6(b).

                 (b) Subject to the terms and conditions herein set forth, and in consideration of the sale, assignment, transfer and delivery to Buyer (or its permitted assigns pursuant to Section 13.6) of the Purchased Assets not otherwise referred to in subsection 2.6(c), Buyer shall, or shall cause its permitted assigns pursuant to Section 13.6 to, pay to Redwood, LLC in cash, at the Closing, TWO HUNDRED FORTY MILLION DOLLARS ($240,000,000) (the "Cash Amount"), less the amount of the Deposit, for a total cash payment at Closing of TWO HUNDRED THIRTY TWO MILLION EIGHT HUNDRED THOUSAND DOLLARS AND NO CENTS ($232,800,000) (the "Closing Cash Payment").

                 (c) Subject to the terms and conditions herein set forth, and in consideration of the sale, assignment, transfer and delivery to Buyer (or its permitted assigns pursuant to Section 13.6) of the Timber Personal Property and the Timber Real Property, plus any similar assets acquired by Redwood, LLC after the Agreement Date, less any similar assets disposed of by Redwood, LLC after such date, in each case to the extent such subsequent acquisition or disposition is permitted as an Allowed Pre-Closing Change (collectively, the "Note Assets"), Redwood, LLC may elect, not later than 30 days prior to the Closing Date, to require Buyer to, and in such event, Buyer shall, or shall cause Timber Business LLC to, deliver to Redwood, LLC at Closing, the Note, substantially in the form attached hereto as Exhibit 2.6(c), with a maturity date of 15 years and a principal amount of ONE HUNDRED FORTY EIGHT MILLION ONE HUNDRED SIXTY TWO THOUSAND DOLLARS AND NO CENTS ($148,162,000) in lieu of receiving such amount in cash at the Closing. The Cash Amount, without offset for the principal amount of the Note, if any (as such aggregate amount may be adjusted in accordance with subsection 2.6(d)), are referred to herein as the "Purchase Price."

                 (d) To take into account various changes in working capital from the Agreement Date to the Closing Date, the Purchase Price shall be subject to adjustment after the Closing as set forth in Schedule 2.6(d).

                 (e) In the event the Note is required to be delivered hereunder, under no circumstances shall Buyer (or its permitted assigns pursuant to Section 13.6) withhold payment under the Note or offset or adjust the principal, premium, if any, or interest payments under the Note whether by reason of Buyer's assertion of claims for amounts owing to Buyer (or its permitted assigns pursuant to Section 13.6) from Louisiana-Pacific, LPS Corporation or Redwood LLC as a result of Louisiana-Pacific's, LPS Corporation's or Redwood LLC's breach of representations and warranties or covenants hereunder or their indemnification obligations hereunder, or otherwise.

                 2.7 NOTE ARRANGEMENT. In the event that Redwood, LLC requires delivery of the Note pursuant to subsection 2.6(c) (the "Note Arrangement"):

                 (a) Buyer shall, or if Timber Business LLC executes the Note, shall cause Timber Business LLC to, pledge cash collateral at the Closing equal to the full amount of the principal of the Note for the entire term of the Note, in exchange for a stand-by letter of credit, or other arrangement that is obtainable and acceptable to Louisiana-Pacific under which the obligations of Buyer are guaranteed (the "Credit Enhancement Arrangement"). Redwood, LLC shall be the sole beneficiary of the Credit Enhancement Arrangement, but shall not have a lien upon or other security interest in such cash collateral.

                 (b) Buyer or Timber Business LLC, as applicable, shall be responsible for its own fees and costs for providing the cash to be deposited as collateral, and Louisiana-Pacific or Redwood, LLC shall be responsible for any other costs or expenses associated with the Credit Enhancement Arrangement.

                 (c) The interest rate on the Note shall be equal to the interest received by Buyer on the cash collateral for the Credit Enhancement Arrangement.

                 2.8 LIQUIDATED DAMAGES. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF EITHER THE TRANSACTION CONTEMPLATED HEREBY OR THE TRANSACTION CONTEMPLATED BY THE SIMPSON PURCHASE AGREEMENT SHALL NOT OCCUR FOR ANY REASON OTHER THAN DUE TO A TERMINATION OF THIS AGREEMENT BY BUYER OR BY SIMPSON PURSUANT TO SUBSECTIONS 12.1(a), 12.1(b) OR 12.1(c), OR BY LOUISIANA-PACIFIC PURSUANT TO SUBSECTION 12.1(a) OR 12.1(b), REDWOOD, LLC SHALL HAVE THE RIGHT TO
(i) RETAIN THE DEPOSIT (TOGETHER WITH ATTORNEYS' FEES AND EXPENSES AS SPECIFIED BELOW) AS LIQUIDATED DAMAGES AND NOT AS A PENALTY (THE PARTIES HERETO ACKNOWLEDGE THAT LOUISIANA-PACIFIC'S AND REDWOOD, LLC's DAMAGES AS A RESULT OF SUCH FAILURE TO CLOSE ARE NOT CAPABLE OF EXACT ASCERTAINMENT AND THAT SAID LIQUIDATED DAMAGES, TOGETHER WITH ANY ATTORNEYS' FEES AND EXPENSES INCURRED BY LOUISIANA-PACIFIC OR REDWOOD, LLC IN CONNECTION WITH THIS AGREEMENT, ARE A FAIR AND REASONABLE ESTIMATE OF THE NET DETRIMENT THAT LOUISIANA-PACIFIC AND REDWOOD, LLC WOULD SUFFER IN THE EVENT OF SUCH FAILURE TO CLOSE) OR (ii) EXERCISE ITS RIGHTS UNDER SECTION 13.9. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO REDWOOD, LLC PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. REDWOOD, LLC AND BUYER HEREBY WAIVE THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.

                 ------------------------        -------------------------
                 Buyer's Initials                Redwood, LLC's Initials

                 2.9 CASH. Notwithstanding any provision in this Agreement to the contrary, nothing herein shall constitute an agreement to sell cash, bank accounts or cash equivalents (the exclusion of which will be reflected in the adjustment to Purchase Price as provided in subsection 2.6(d)).

                 2.10  DISCLAIMER.  Except as otherwise  expressly  set forth in
Article IV of this Agreement or in Article II of the Environmental Agreement, Louisiana-Pacific, LPS Corporation, and Redwood, LLC expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, title, value or quality of the assets (including the Real Property the Personal Property and the Balance Sheet Assets) or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Louisiana-Pacific or its Affiliates (including Redwood, LLC) and Louisiana-Pacific, LPS Corporation, and Redwood, LLC SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS, AND (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) WITHOUT ANY EXPRESS OR IMPLIED
WARRANTY OR REPRESENTATION AS TO THE VOLUME, AGE CLASS, SPECIES OR MERCHANTABILITY OF ANY OF THE TIMBERLANDS SOLD TO BUYER HEREUNDER, OR AS TO THE ACREAGE, TAX STATUS, LEGAL ACCESS, OPERATIONS, ENCROACHMENTS, PHYSICAL CONDITION, ZONING OR ANY OTHER ASPECT OF SUCH TIMBERLANDS, AND THAT BUYER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

                                   ARTICLE III
                                     CLOSING

                 3.1 CLOSING. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VII and VIII, the consummation of the purchase and sale of the Purchased Assets and assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California, effective as of 12:01 a.m., local time, (a) on June 22, 1998 (provided, that, in the event the HSR Act condition in Section
7.3 shall have been met, Louisiana-Pacific may elect to close early upon 21 days written notice to Buyer, subject to other extension options set forth herein), or (b) at such other date, time or place as the parties hereto may agree upon in writing. The date and effective time of the Closing are referred to herein as the "Closing Date."

                 3.2 LOUISIANA-PACIFIC OBLIGATIONS AT CLOSING. At the Closing, Louisiana-Pacific, LPS Corporation and Redwood, LLC, as appropriate, shall deliver or cause to be delivered to Buyer or its permitted assigns designated by Buyer pursuant to Section 13.6:

                 (a) one or more duly executed grant deeds from Redwood, LLC, subject to Permitted Liens, in form and content reasonably satisfactory to Buyer, conveying (i) to the Timber Business LLC fee title to the real property owned by Redwood, LLC among the Purchased Assets and designated by Louisiana-Pacific as timber business real property pursuant to Section 6.13,
(ii) to the Distribution Business LLC fee title to the real property owned by

Redwood, LLC among the Purchased Assets and designated by Louisiana-Pacific as distribution business real property pursuant to Section 6.13, and (iii) to the Wood Treatment Business LLC fee title to the real property owned by Redwood, LLC among the Purchased Assets and designated by Louisiana-Pacific as wood treatment business real property pursuant to Section 6.13, together with any real property transfer tax declarations for each grant deed as may be required by the applicable county recorder's office;

                 (b) duly executed Bill of Sale from Redwood, LLC transferring and conveying to the Timber Business LLC, the Distribution Business LLC, and the Wood Treatment Business LLC (using the same allocation method as set forth in subsection 3.2(a)), all of the personal property owned by Redwood, LLC or Louisiana-Pacific, as applicable, among the Purchased Assets and the Books and Records existing on the Closing Date;

                 (c) in the event that any necessary third Person consents or Approvals are actually obtained therefor (it being understood that, except as expressly provided in Section 7.8 such consent or Approval shall not be a condition to Closing), a duly executed counterpart to an Assignment and Assumption of Lease for each of the leases of real property or personal property to Redwood, LLC among the Purchased Assets, substantially in the form attached as Exhibit 3.2(c) (the "Assignment and Assumption of Lease");

                 (d) duly executed counterpart to Assignment and Assumption Agreements, in the forms of Exhibit 3.2(d)-1 or 3.2(d)-2, as applicable or providing for the assignment to the Timber Business LLC, the Distribution Business LLC, and the Wood Treatment Business LLC (using the same allocation method as set forth in subsection 3.2(a)) of the Contracts, as well as the intangible property to be assigned to Buyer under Section 2.2, and providing for the assumption by Buyer (or its permitted assigns pursuant to Section 13.6) of the Assumed Liabilities (the "Assignment and Assumption Agreement");

                 (e) certificates of the Secretaries of Louisiana-Pacific, LPS Corporation and Redwood, LLC (i) certifying to the attached Charter, Bylaws and board resolutions authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, and (ii) attesting to the incumbency of officers executing this Agreement, the Ancillary Agreements and the certificates, agreements and transfer documents delivered by Louisiana-Pacific, LPS Corporation or Redwood, LLC at the Closing;

                 (f) certificate of duly authorized officer on behalf of each of Louisiana-Pacific, LPS Corporation and Redwood, LLC, dated the Closing Date, pursuant to which the applicable entity (i) certifies as to compliance with the conditions set forth in Article VII, and (ii) represents and warrants that all of the representations and warranties of the applicable entity are true and correct as of the Closing Date, except, in each case, (x) that representations or warranties made as of, or in respect of, only a specified date or period are true and correct in respect of or as of, such date or period, and (y) to the extent that any failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not have a Material Adverse Effect or (z) to the extent there has been an Allowed Pre-Signing Change or an Allowed Pre-Closing Change;

                 (g)  copies  of any  third  Person  Approvals  or  consents  to assignment of Contracts that may have actually been obtained by Louisiana-Pacific through the Closing Date (it being understood that, except as expressly provided in Section 7.8 such consent or Approval shall not be a condition to Closing);

                 (h)   the    Ancillary    Agreements,    duly    executed    by
Louisiana-Pacific, LPS Corporation and Redwood, LLC, as applicable; and

                 (i) releases or the equivalent for all existing monetary Real Property Encumbrances which are not Permitted Liens affecting the Owned Real Property.

                 3.3 BUYER OBLIGATIONS AT CLOSING. At the Closing, Buyer shall deliver or cause to be delivered to Louisiana-Pacific:

                 (a) the Closing Cash Payment (net of the principal amount of the Note, if any), by wire transfer of immediately available funds to Redwood, LLC's account, as specified by Redwood, LLC in writing not less than five business days prior to the Closing Date;

                 (b)  if   applicable,   a  duly   executed   Note  and  related
documentation;

                 (c) duly executed counterpart to the Assignment and Assumption Agreement;

                 (d) in the event that any necessary third Person consents are actually obtained therefor (it being understood that, except as expressly provided in Section 7.8 such consent shall not be a condition to Closing), a duly executed counterpart to each Assignment and Assumption of Lease;

                 (e) certificate of the Secretary of Buyer's general partner (i) certifying to the attached Charter, Bylaws and board resolutions authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, and (ii) attesting to the incumbency of Buyer's and its general partner's officers executing this Agreement, the Ancillary Agreements and the certificates, agreements and transfer documents delivered by Buyer at the Closing;

                 (f) certificate of duly authorized officer on behalf of Buyer, dated the Closing Date, pursuant to which Buyer (i) certifies as to compliance with the conditions set forth in Article VIII and (ii) represents and warrants that all of the representations and warranties of Buyer are true and correct in all material respects as of the Closing Date;

                 (g) copies of letters formally offering employment to all of the Business Employees pursuant to Section 11.1, in the form of Exhibit 3.3(g);

                 (h) the Ancillary Agreements, duly executed by Buyer; and

                 (i) the documents contemplated by Section 13.6.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                              OF LOUISIANA-PACIFIC

                 Except as may be set forth in the Disclosure Schedule, except for any Allowed Pre-Signing Changes or Allowed Pre-Closing Changes, and except with respect to Environmental Laws and Environmental Permits and all Liabilities thereunder (which representations and warranties and Liabilities related thereto are set forth exclusively in the Environmental Agreement), Louisiana-Pacific, LPS Corporation and Redwood, LLC, as relevant to each entity, each represent and warrant to Buyer as follows:

                 4.1 ORGANIZATION. Louisiana-Pacific and LPS Corporation are corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation and have full corporate power and corporate authority to own their respective assets and properties and to conduct their respective businesses as and where they are now being conducted. Louisiana-Pacific and LPS Corporation are qualified to transact business as foreign corporations in the State of California. Redwood, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and limited liability company authority to own its assets and properties and to conduct its business as and where it is now being conducted. Redwood, LLC is qualified to transact business as a foreign limited liability company in the State of California. By virtue of the nature of the properties owned or leased by Louisiana-Pacific, LPS Corporation and Redwood, LLC and the Business conducted by them, neither Louisiana-Pacific, LPS Corporation nor Redwood, LLC are required to qualify to transact business as a foreign corporation in any jurisdiction (other than California), except where the failure to be so qualified is not reasonably likely to result in a Material Adverse Effect.

                 4.2 AUTHORIZATION AND ENFORCEABILITY. Louisiana-Pacific, LPS Corporation and Redwood, LLC each has full corporate (or limited liability company, as applicable) power and corporate (or limited liability company, as applicable) authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Louisiana-Pacific, LPS Corporation and Redwood, LLC (i) have been duly authorized by all necessary corporate (or limited liability company, as applicable) action on the part of Louisiana-Pacific, LPS Corporation and Redwood, LLC and (ii) do not require approval of Louisiana-Pacific's stockholders. This Agreement and the Ancillary Agreements have been duly executed and delivered by Louisiana-Pacific, LPS Corporation and Redwood, LLC. This Agreement and the Ancillary Agreements each constitutes a legal, valid and binding obligation of Louisiana-Pacific, LPS Corporation and Redwood, LLC, enforceable against each such entity (to the extent they are parties to such agreements), respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                 4.3 CONSENTS AND APPROVALS. Except for compliance with the notification filing and waiting period requirements of the HSR Act, no consent, waiver, approval, order or
authorization  of,  notice  to,  or  registration,   declaration,   designation,
qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been required on the part of Louisiana-Pacific, LPS Corporation or Redwood, LLC in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation by them of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (y) prevent Louisiana-Pacific, LPS Corporation or Redwood, LLC from performing their obligations under this Agreement and the Ancillary Agreements or (z) result in a Material Adverse Effect; provided, however, that no representation or warranty is made herein as to whether such consents would be needed with respect to any contract, agreement, arrangement, purchase order, commitment, permit, license, order, approval or authorization other than those listed in Disclosure Schedule Sections 4.13 or 4.14 (it being understood that obtaining consents for the transfer of the items set forth on Disclosure Schedule Section 4.3 is not a condition to Closing).

                 4.4 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Louisiana-Pacific, LPS Corporation or Redwood, LLC nor the consummation by them of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of Louisiana-Pacific's, LPS Corporation's or Redwood LLC's Charter or Bylaws or (b) to Louisiana-Pacific's knowledge, any statute, law, regulation or Governmental Order to which Louisiana-Pacific, LPS Corporation or Redwood, LLC or the assets and properties of Louisiana-Pacific, LPS Corporation or Redwood, LLC are bound or subject, except, with respect to clause (b), for such violations and conflicts which are not reasonably likely to (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) prevent Louisiana-Pacific from performing its obligations under this Agreement and the Ancillary Agreements, or (iii) result in a Material Adverse Effect.

                 4.5 FINANCIAL STATEMENTS. Disclosure Schedule Section 0 sets forth (a) the Balance Sheet and (b) certain financial information for the Business (together with the Balance Sheet, the "Financial Statements"). The Financial Statements have been prepared based on the applicable entries from Louisiana-Pacific's general ledger (but have not been prepared on the basis of generally accepted accounting principles), and were prepared based on the assumptions and caveats stated in Disclosure Schedule Section 4.5. The Books and Records of Louisiana-Pacific and its Affiliates from which the Financial Statements were prepared were complete and accurate in all material respects at the time of such preparation. The recognition of revenues and expenses in such Financial Statements is consistent in all material respects with the recognition policies followed by Louisiana-Pacific for its other internal unaudited financial statements. Disclosure Schedule Section 4.5(a) sets forth certain information concerning past timberland capitalized expenditures and cut rate, which is true and correct in all material respects.

                 4.6 ABSENCE OF CERTAIN CHANGES. During the period between the date of the Balance Sheet and the Agreement Date, (i) as otherwise contemplated by this Agreement or the Simpson Agreement, and (ii) specifically subject to the assumptions and caveats relating to the Financial Statements set forth in Disclosure Schedule Section 4.5, neither Louisiana-Pacific, LPS Corporation nor Redwood, LLC has:

                 (a) suffered any damage or destruction adversely affecting the Business or the tangible assets among the Real Property, and the Personal Property that has had or is reasonably likely to result in a Material Adverse Effect;

                 (b) made any change in the compensation levels of the senior executives of the Business, any changes in the manner in which other employees of the Business generally are compensated, or any provision of additional or supplemental benefits for employees of the Business generally, except normal periodic increases or promotions effected in the ordinary course of business;

                 (c) engaged in any transaction with Louisiana-Pacific or any of its Affiliates other than in the ordinary course of business consistent with past practice;

                 (d) engaged in any sale or purchase of real estate with Louisiana-Pacific or any other real estate related transaction that would continue after the Closing Date;

                 (e) entered into any contract with Louisiana-Pacific or its Affiliates that would last after the Closing Date;

                 (f) borrowed any money or issued any bonds, debentures, notes or other corporate securities evidencing money borrowed, in each case, that will be an Assumed Liability;

                 (g) engaged in any transaction outside of the ordinary course of business other than as contemplated in this Agreement or the Simpson Purchase Agreement; or

                 (h) agreed, whether in writing or otherwise, to take any action described in this Section 4.6.

                 4.7     TITLE TO THE PERSONAL PROPERTY.

                 (a) Except for Encumbrances which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect:

                 (i) Redwood, LLC has good title to all of the personal property set forth on Disclosure Schedule Section 4.7(a)(i)-1 and has a valid leasehold interest in all of the personal property set forth on Disclosure Schedule
Section 4.7(a)(i)-2, in each case, subject to Allowed Pre-Closing Changes (collectively, the "Non-Timber Personal Property");

                 (ii) Redwood, LLC has good title to all of the personal property set forth on Disclosure Schedule Section 4.7(a)(ii)-1 and has a valid leasehold interest in all of the personal property set forth on Disclosure Schedule Section 4.7(a)(ii)-2, in each case, subject to Allowed Pre-Closing Changes (collectively, the "Timber Personal Property" and, together with the Non-Timber Personal Property, the "Redwood Personal Property"); and

                 (iii) Louisiana-Pacific has good title to the Balance Sheet Assets, subject to Allowed Pre-Closing Changes.

                 4.8     REAL PROPERTY.

                 (a) Disclosure Schedule Section 4.8(a)-1 lists certain non-timber real property owned by Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Non-Timber Owned Real Property") and Disclosure Schedule Section 4.8(a)-2 lists certain non-timber leases of real property leased or subleased to Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Non-Timber Leased Real Property" and together with the Non-Timber Owned Real Property, the "Non-Timber Real Property").

                 (b) Disclosure Schedule Section 4.8(b)-1 lists certain timber real property owned by Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Timber Owned Real Property") and Disclosure Schedule Section 4.8(b)-2 lists certain leases of timber real property leased or subleased to Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Timber Leased Real Property" and together with the Timber Owned Real Property, the "Timber Real Property").

                 (c) The Non-Timber Owned Real Property and the Timber Owned Real Property constitute all of the real property owned by Redwood, LLC other than the Owned Real Property as defined in the Simpson Purchase Agreement (collectively, after giving effect, in each case, to Allowed Pre-Closing Changes, the "Owned Real Property"). The Non-Timber Leased Real Property and the Timber Leased Real Property constitute all of the real property leased or subleased to Redwood, LLC other than the Leased Real Property as defined in the Simpson Purchase Agreement (collectively, after giving effect, in each case, to Allowed Pre-Closing Changes, the "Leased Real Property").

                 (d) Redwood, LLC has good title to the Owned Real Property it purports to own, and at Closing, such Owned Real Property will be free and clear of any Encumbrance, other than Permitted Liens and Encumbrances which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect.

                 (e) Originals or copies of all of the leases and subleases among the Leased Real Property, which are accurate and complete, have been provided to Buyer (in accordance with the terms of the Confidentiality Agreement) for review.

                 (f) Disclosure Schedule Section 4.8(f) contains an accurate and complete list of all leases of Owned Real Property and subleases of Leased Real Property by Louisiana-Pacific or Redwood, LLC to third Persons, subject, in each case, to Allowed Pre-Closing Changes. Originals or copies of such leases and subleases, which are accurate and complete, have been provided to Buyer (in accordance with the terms of the Confidentiality Agreement) for review.

                 (g) Disclosure Schedule Section 4.8(g) sets forth a map that sets forth the location of all the timberlands owned by Redwood, LLC that will be conveyed to Buyer hereunder, except for the Real Property to be conveyed under the Simpson Agreement. Based solely on information obtained from the real property tax bills received by Louisiana-Pacific and prepared by the respective county assessor's office, the acreage comprising the Timber Real Property is approximately 235,000 acres.

                 (h) To Louisiana-Pacific's knowledge, with respect to the Non-Timber Owned Real Property, there are no encroachments, overlaps, overhangs, unrecorded easements, boundary line disputes, rights of parties in possession, or lack of access which would otherwise be disclosed by an accurate "as-built" survey of the Non-Timber Owned Real Property, which individually, or in the aggregate, interfere materially with the operation of that portion of the Business currently conducted on any such Non-Timber Owned Real Property.

                 4.9 INTELLECTUAL PROPERTY. There are no (a) patents anywhere in the world, (b) registered or unregistered trademarks, trade names or service marks or applications therefor anywhere in the world, (c) copyrights or applications therefor anywhere in the world, or (d) licenses relating to any of the foregoing, in each case used or held for use by Louisiana-Pacific, LPS Corporation or Redwood, LLC, that, in each case, are exclusively related to the Business.

                 4.10 LITIGATION. There is no Action pending or, to the knowledge of Louisiana-Pacific, threatened against Louisiana-Pacific affecting the Business or against LPS Corporation or Redwood, LLC, where the amount or value in controversy is reasonably likely to exceed $75,000, whether at law or in equity, or before or by any Governmental Authority (other than matters set forth on Schedule 2.5(b)), nor is there any material Governmental Order to which Louisiana-Pacific, LPS Corporation or Redwood, LLC or any of their properties or assets are subject or bound which affect the Business (other than any Governmental Order that may be applicable generally to the industry in which the Business operates).

                 4.11    EMPLOYEE BENEFIT MATTERS.

                 (a) Disclosure Schedule Section 4.11 sets forth a complete and accurate listing of the following: (i) the name, title, recognized hire date, current annual base salary rate (if salaried) or current hourly compensation rate (if hourly), accrued and unused vacation days (if salaried) or hours (if hourly) of each employee of Louisiana-Pacific whose employment is exclusively dedicated to the Business (the "Business Employees"); (ii) each "Employee Benefit Plan," as such term is defined in Section 3(3) of ERISA, which is covered by any provision of ERISA and which is maintained by Louisiana-Pacific or any of its Affiliates for the benefit of the Business Employees; (iii) each other material fringe benefit plan, policy or arrangement currently maintained by Louisiana-Pacific or any of its Affiliates for the benefit of Business Employees, including those that provide for pension, deferred compensation, bonuses, severance, employee insurance coverage or similar employee benefits; and (iv) an accurate and complete list of all employment, managerial, advisory, and consulting agreements, employee confidentiality agreements, and all other material agreements, policies, or arrangements maintained by Louisiana-Pacific for Business Employees. Louisiana-Pacific has delivered to Buyer copies (in accordance with the terms of the Confidentiality Agreement), which were accurate and complete as of the date so delivered, of all such documents and (if applicable) summary plan descriptions with respect to such plans, agreements and arrangements, or summary description(s) of any such plans, agreements or arrangements not otherwise in writing.

                 (b) To the knowledge of Louisiana-Pacific, each Employee Benefit Plan has been established and administered in all material respects in accordance with the material terms of ERISA and the applicable provisions of the Code.

                 4.12    TAXES.

                 (a) All material Tax Returns relating to any Taxes, which are required to be filed by Redwood, LLC, LPS Corporation and Louisiana-Pacific, with respect to the Business or the Purchased Assets, prior to the Closing Date, are correct and have been duly and timely filed, and all material Taxes that have become due pursuant to such Tax Returns have been fully paid prior to the Closing.

                 (b) There are (i) no actions or proceedings currently pending or, to Louisiana-Pacific's knowledge, threatened against Redwood, LLC or LPS Corporation, the Business, the Purchased Assets, or, with respect to the Purchased Assets or the Business, Louisiana-Pacific, by any Governmental Authority for the assessment or collection of Taxes; (ii) no audits or other examinations of any return is in progress nor has Redwood, LLC been notified of any request for examination; (iii) no claims for assessment or collection of taxes has been asserted against LPS Corporation, Redwood, LLC, the Business, the Purchased Assets, or, with respect to the Purchased Assets or the Business, Louisiana-Pacific; and (iv) no matters under discussion with any Governmental Authority regarding claims for assessment or collection of Taxes against LPS Corporation, Redwood, LLC, the Business, the Purchased Assets, or, with respect to the Purchased Assets or the Business, Louisiana-Pacific, and neither Redwood, LLC nor Louisiana-Pacific has any reason to believe that any such claims for Taxes described in Section 4.12(a) will be asserted. There are no liens on any of the Purchased Assets that arose in connection with the failure (or alleged failure) to pay any Taxes. Neither LPS Corporation nor, with respect to the Business or the Purchased Assets, Louisiana-Pacific, has made any tax elections regarding the Business outside of the ordinary course of the Business.

                 (c) None of Louisiana-Pacific, LPS Corporation or Redwood, LLC is a "foreign person" within the meaning of ss.1445(b)(2) of the Code.

                 4.13 CONTRACTS AND  COMMITMENTS.  Disclosure  Schedule  Section
4.13 contains an accurate and complete list (except as modified by Allowed Pre-Closing Changes), of those Contracts which individually require total payments to or by Louisiana-Pacific or Redwood, LLC of at least $100,000 annually or in any single payment of $100,000 or more (collectively, the "Commitments"). To Louisiana-Pacific's knowledge, none of Louisiana-Pacific, Redwood, LLC or the other parties thereto is in default under any of the Commitments, which default is reasonably likely to result in a Material Adverse Effect.

                 4.14 NON-ENVIRONMENTAL PERMITS AND OTHER OPERATING RIGHTS. Disclosure Schedule Section 4.14 contains an accurate and complete list (except as modified by Allowed Pre-Closing Changes), of each permit, license, order, approval or authorization (i) required by any applicable law, statute, regulation or Governmental Order, or, to Louisiana-Pacific's knowledge, (ii) required by the property or contract rights of third Persons, in each case, that are necessary to permit the operation of the Business in the manner in which it is currently being conducted by Louisiana-Pacific or Redwood, LLC, as applicable, and to permit the current occupancy of the Real Property, except where the failure to possess any such permit, license, order, approval or authorization is not reasonably likely to result in a Material Adverse Effect (collectively, the "Permits").

                 4.15 LABOR MATTERS. No Business Employee is covered under any collective bargaining agreement. As it relates to the Business: (a) there is no unfair labor practice complaint against Louisiana-Pacific pending or, to the knowledge of Louisiana-Pacific, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority, (b) there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of Louisiana-Pacific, threatened against or directly affecting Louisiana-Pacific,
(c) no grievance or any Action arising out of or under collective bargaining agreements is pending or, to the knowledge of Louisiana-Pacific, threatened against Louisiana-Pacific and (d) to the knowledge of Louisiana-Pacific, there are no representation petitions pending before the National Labor Relations Board or demands for representation recognition pending for any group of non-union employees from any labor organization, which, in the case of any of clauses (a), (b), (c) or (d), is reasonably likely to result in a Material Adverse Effect.

                 4.16 NO BROKERS. Except with respect to Louisiana-Pacific's engagement of SBC Warburg Dillon Read Inc., the fees and expenses of which will be paid by Louisiana-Pacific, none of Louisiana-Pacific, LPS Corporation, Redwood, LLC or their directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement.

                 4.17 ACQUISITION FOR INVESTMENT. Louisiana-Pacific, LPS Corporation and Redwood, LLC acknowledge that the Note will not be registered under the Securities Act of 1933, as amended, or qualified or registered under any state securities laws on the ground that no distribution or public offering of the Note is to be effected and that no public market now exists for the Note and that a public market may never exist therefor. Louisiana-Pacific, LPS Corporation and Redwood, LLC will not take any action or permit any action to be taken which would require Buyer to file, register or otherwise take steps to comply with the registration requirements of any federal or state securities laws.

                 4.18 USE OF THE ASSETS. The Mendocino-Sonoma-Riverside Assets, together with assets under the Simpson Purchase Agreement that may have been used by Louisiana-Pacific, constitute substantially all of the assets used by Louisiana-Pacific in the conduct of the Business, excluding assets or services described in the assumptions and caveats with respect to the Financial Statements set forth in Disclosure Schedule Section 4.5; and excluding assets that may have been obtained or disposed of in the ordinary course of business.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                 Buyer represents and warrants to Louisiana-Pacific as follows:

                 5.1 ORGANIZATION. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full partnership power and partnership authority to own its assets and properties and to conduct its business as and where it is now being conducted. Buyer's general partner is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and corporate authority to own it assets and properties and to conduct its business as and where it is now being conducted.

                 5.2 AUTHORIZATION AND ENFORCEABILITY. Buyer has full partnership power and partnership authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. Buyer's general partner has full corporate power and corporate authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby on behalf of Buyer. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Buyer and by Buyer's general partner have been duly authorized by all necessary partnership action on the part of Buyer and all necessary corporate action on the part of Buyer's general partner. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes, and upon the execution and delivery thereof by Buyer, the Ancillary Agreements will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                 5.3 CONSENTS AND APPROVALS. Except for compliance with the notification filing and waiting period requirements of the HSR Act, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Buyer in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation by Buyer of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (y) prevent Buyer from performing its obligations under this Agreement and the Ancillary Agreements.

                 5.4 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of Buyer's Charter or partnership agreement or (b) to Buyer's knowledge, any statute, law, regulation or Governmental Order to which Buyer or the assets or properties of Buyer are bound or subject, except for such violations and conflicts which are not reasonably likely to (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (ii) prevent Buyer from performing its obligations under this Agreement and the Ancillary Agreements.

                 5.5 ABILITY. Buyer knows of no fact or circumstance that would impair its ability, or the ability of its assignees pursuant to Section 13.6, to consummate the transaction contemplated hereby.

                 5.6 NO BROKERS. Neither Buyer nor any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement.

                 5.7 NET WORTH. Buyer's net worth, based on generally accepted U.S. accounting principles, will be at least $60,000,000 immediately prior to the Closing.

                 5.8 ACQUISITION FOR OWN ACCOUNT. The entity that executes the Note will be purchasing the Note Assets for its own account.

                                   ARTICLE VI
                                CERTAIN COVENANTS

                 6.1 ACCESS TO INFORMATION.

                 (a) From the Agreement Date through the Closing Date, but subject to any rights of third Persons, upon reasonable notice,
Louisiana-Pacific, LPS Corporation and Redwood, LLC shall (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access during normal business hours to the offices, properties and Books and Records of the Business and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets and properties of the Business (or legible copies thereof) as Buyer may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere  with  any  of  the  businesses  or  operations  of  the  Business  or
Louisiana-Pacific. Without limiting the generality of the foregoing, Louisiana-Pacific, LPS Corporation and Redwood, LLC shall cooperate fully with Buyer's investigation of such assets and properties and provide copies of such documents in its possession as Buyer may reasonably request to confirm the title to any and all properties or assets owned or leased by Louisiana-Pacific, LPS Corporation or Redwood, LLC and exclusively related to the Business.

                 (b) Notwithstanding subsection 6.1(a), and except for background environmental records reviews of any Governmental Authority, (i) Buyer shall not investigate any matter with any Governmental Authority having jurisdiction over any aspect of the Business or Louisiana-Pacific's assets or properties, unless and until the written consent of Louisiana-Pacific to the making of such investigation and contacting of any Governmental Authority has been received by Buyer, which consent shall not be unreasonably withheld or delayed, and (ii) Buyer's right of examination and access pending the Closing with respect to environmental matters relating to the Real Property shall be limited to an examination of existing records and interviews with Louisiana-Pacific's personnel as authorized in writing by Louisiana-Pacific. In no event shall any physical testing of the Real Property for the presence of Hazardous Material take place unless and until Buyer has executed an access agreement, in the form of Exhibit 6.1(b), including a detailed description of the scope of the investigation and the work to be performed which is reasonably satisfactory to Louisiana-Pacific (whose permission shall not be unreasonably withheld or delayed), together with an appropriate agreement indemnifying Louisiana-Pacific for any Losses caused by Buyer resulting from such physical testing. Copies of all test results, reports and other information obtained by Buyer from its investigation (including all draft reports) shall be delivered to Louisiana-Pacific promptly after receipt by Buyer. At Buyer's request, Louisiana-Pacific shall enter into a joint defense agreement in reasonable form in order to maintain any privileges that may apply to such results, reports or information.

                 6.2 CONDUCT OF BUSINESS PENDING CLOSING. From the Agreement Date through the Closing Date, except as required or permitted by this Agreement or otherwise specifically consented to by Buyer in writing, after specific notice from Louisiana-Pacific, which consent shall not be unreasonably withheld or delayed:

                 (a) Redwood, LLC shall operate the Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted. Louisiana-Pacific, LPS Corporation and Redwood, LLC shall use commercially reasonable efforts to (i) preserve the Business and (ii) keep available to Buyer the services of the Business Employees; and

                 (b) Louisiana-Pacific, LPS Corporation and Redwood, LLC shall not, with respect to the Business (except as otherwise provided by this Agreement or the Simpson Agreement), without the written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

                 (i) incur, or assume or become subject to any additional material indebtedness for money borrowed or purchase money indebtedness, that will be an Assumed Liability, except in the ordinary course of business;

                 (ii) permit or allow any of the material assets or properties of the Business to be subject to any additional Encumbrance (other than Permitted Liens and, with respect to personal property, Encumbrances which individually or in the aggregate do not interfere materially with the operation of the Business) or sell, transfer, lease or otherwise dispose of any such assets or properties, except in the ordinary course of business;

                 (iii) grant any increase in salaries or commissions payable or to become payable to any Business Employee, except normal periodic increases in salaries and commissions reflected on Disclosure Schedule Section 4.11 and made in accordance with Louisiana-Pacific's existing compensation practices;

                 (iv) make any capital expenditure or commitment therefor for additions to property, equipment or facilities (other than road maintenance and reforestation expenditures and commitments) in excess of $100,000 individually or in the aggregate;

                 (v) engage in any transaction with Louisiana-Pacific or any of its Affiliates other than in the ordinary course of business consistent with past practices;

                 (vi) engage in any sale or purchase of real estate with Louisiana-Pacific or any of its Affiliates or any other real estate related transaction that would continue after the Closing Date;

                 (vii) enter into any contract with Louisiana-Pacific or its Affiliates that would last after the Closing Date; or

                 (viii) agree, whether in writing or otherwise, to do any of the foregoing.

                 6.3     AUTHORIZATIONS.

                 (a) Each party promptly as practicable after the Agreement Date, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and Governmental Orders applicable to it as may be required for it to consummate the sale of the Purchased Assets and the assumption of the Assumed Liabilities and the other transactions contemplated hereby and by the Ancillary Agreements in accordance with the terms of this Agreement and the Ancillary Agreements; (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein. The preceding sentence notwithstanding, (x) Louisiana-Pacific, Redwood, LLC and LPS Corporation shall have no obligation to take any action with respect to any contract, agreement, arrangement, purchase order, commitment, permit, license, order, approval or authorization other than those listed in Disclosure Schedule Sections 4.13 and
4.14 (it being understood that the obtaining of any consents necessary to transfer the Contracts and permits set forth on such Disclosure Schedule Sections is not a condition to Closing) and (y) neither party shall have any obligation to waive any condition herein for its benefit or any performance hereunder by the other party.

                 (b) Each party shall use its commercially reasonable efforts to satisfy the conditions to Closing applicable to it in Article VII and Article VIII as soon as commercially practicable.

                 (c) Each party shall comply promptly with the notice and reporting requirements of the HSR Act.

                 (d) Each party shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multi-national) (the "Antitrust Authorities").

                 (e) Each party shall take all steps necessary other than divestiture of assets or payment of money to prevent the entry in any Action brought by an Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                 (f) Each party shall cooperate in good faith with the Antitrust Authorities and undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement and the Ancillary Agreements; provided, no party shall be required to comply with an Antitrust Authority's request to divest assets or pay money.

                 (g)  Each   party   shall   have   prepared   the   appropriate
documentation for filing under the HSR Act within five business days of the date hereof.

                 6.4     BOOKS AND RECORDS.

                 (a) Buyer and Louisiana-Pacific shall, at the request of the other party, make available to such other party from time to time on a reasonable basis the Books and Records in their or Redwood, LLC's possession. Such Books and Records shall be held by the party in possession thereof for seven years after the Closing Date, and the other party shall have the right, at its expense, to inspect and make copies of such Books and Records upon such party's request; provided, however, that (i) all such access and copying shall be done in such a manner so as not to unreasonably interfere with the normal conduct of the operations of the party requested to provide access to such Books and Records and (ii) the party requesting access to such Books and Records shall treat the same and the contents thereof as confidential and not disclose such Books and Records or the contents thereof to any Person except as required by applicable statute, law, regulation or Governmental Order. Without limiting the generality of the foregoing, the party in possession of Books and Records responsive to information or document requests from a Tax Authority shall provide such information and copies of all documents responsive to such requests to the other party within the deadline set forth in such information or document requests, but in no event later than two weeks from the date the party in possession of such Books and Records shall receive such information or document requests from the other party. In addition, after the Closing Date, at Louisiana-Pacific's request, Buyer shall make available to Louisiana-Pacific and its Affiliates, employees, representatives and agents those employees of Buyer, as may be reasonably requested by Louisiana-Pacific in connection with any Action, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer, and (y) Louisiana-Pacific shall reimburse Buyer for the out-of-pocket costs reasonably incurred by Buyer in making such employees available to Louisiana-Pacific. Buyer and Louisiana-Pacific shall not dispose of, and Buyer shall cause Redwood, LLC not to dispose of, any Books and Records without first offering to surrender such Books and Records to the other party.

                 (b) Except as otherwise agreed between Buyer and Louisiana-Pacific: All Privileged Documents shall be deemed to remain in the sole custody and control of Louisiana-Pacific regardless of the location in which they may be found. Louisiana-Pacific, LPS Corporation and Redwood, LLC have made a diligent attempt to remove all such Privileged Documents from the premises of the Business. In the event, after the Closing, Buyer discovers any such Privileged Documents in its possession, except as otherwise provided by applicable statute, law, regulation or Governmental Order, Buyer (i) shall hold them in strict confidence; (ii) shall not make any copies of them; (iii) shall not provide such Privileged Documents or copies thereof, or reveal the contents thereof, to any of their employees or agents, or to any other Person, including any Governmental Authority; and (iv) shall promptly return the same, and all copies thereof, to Louisiana-Pacific, except as otherwise provided by applicable statute, law, regulation or Governmental Order. In the event any request, demand or process is received by Buyer seeking any Privileged Documents, Buyer shall provide prompt notice thereof to Louisiana-Pacific, including therewith a copy of such request, demand or process, to enable Louisiana-Pacific or its Affiliates to timely assert any and all privileges against disclosure it may have with respect thereto or to seek an appropriate protective order. Receipt of any such request, demand or process shall not alter Buyer's obligations under this Agreement, including the obligation to promptly provide Louisiana-Pacific with Privileged Documents and all copies thereof. In no event shall Buyer take any action which might have the effect of waiving any claim of legal privilege with respect to any Privileged Document which Louisiana-Pacific or its Affiliates may have.

                 6.5 LOUISIANA-PACIFIC MARKS. Buyer acknowledges and agrees with Louisiana-Pacific that Louisiana-Pacific has the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and corporate symbols and logos used by Louisiana-Pacific or its Affiliates (including Redwood, LLC), including those names, marks, trade names, trademarks and corporate symbols and logos incorporating "L-P," "Louisiana-Pacific" and "Yes We Can" (collectively, the "Louisiana-Pacific Marks"), all rights to which and the goodwill represented thereby and pertaining thereto are being retained by Louisiana-Pacific. Within 30 days after the Closing Date, Buyer shall and shall cause Buyer's Affiliates to cease using any Louisiana-Pacific Mark and remove from the assets, properties, stationary and literature of Buyer and Buyer's Affiliates any and all Louisiana-Pacific Marks; provided, however, that Buyer or its Affiliates shall be entitled to exhaust existing stocks of any office supplies located on the Real Property at Closing and any inventories among the Purchased Assets existing at Closing, so long as such inventories shall be sold within six months after the Closing Date. Thereafter, Buyer shall not, and shall cause Buyer's Affiliates not to, use any Louisiana-Pacific Mark in connection with the sale of any products or services or otherwise in the conduct of their business. In the event that Buyer breaches this Section 6.5, Louisiana-Pacific shall be entitled to specific performance of this Section 6.5 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Louisiana-Pacific.

                 6.6 TITLE INSURANCE. Prior to the Closing Date, Louisiana-Pacific shall reasonably cooperate with Buyer's efforts to obtain commitments and final policies for standard CLTA owner's fee title insurance policies, with respect to the Owned Real Property (the "Title Commitments"), from First American Title Insurance Company (the "Title Company").

                 6.7 SEPARATION OF WOOD TREATMENT FACILITY. To Louisiana-Pacific's knowledge, which knowledge for purposes of this Section 6.7 only is based solely on a review by Roger Krueger, Forester of Louisiana-Pacific, of the legal description and informal site inspection of the portion of the Non-Timber Owned Real Property comprised of the wood treating plant located in Ukiah, California (the "Wood Treatment Facility") on approximately 8.88 acres of real property more fully described on Disclosure
Schedule 6.7 (the "Wood Treatment Facility Property"), the primary wood treating operations and facilities of the Wood Treatment Facility are situated within the Wood Treatment Facility Property. Louisiana-Pacific agrees that it shall reasonably cooperate with Buyer's efforts to verify that the Wood Treatment Facility Property is a valid and lawfully created parcel and that the primary wood treating operations and facilities of the Wood Treatment Facility are situated within the Wood Treatment Facility Property. Louisiana-Pacific agrees that it shall also reasonably cooperate with Buyer's efforts to obtain a 116.7 endorsement from the Title Company insuring Buyer that the Wood Treatment Facility Property constitutes a separate legal parcel in compliance with the California Subdivision Map Act. In the event Buyer reasonably determines that the Wood Treatment Facility Property is not a valid and lawfully created parcel or that the primary wood treating operations and facilities of the Wood Treatment Facility are not situated within the Wood Treatment Facility Property and, therefore, a boundary line adjustment or other legal subdivision (a "Legal Division") of the Non-Timber Owned Real Property used in connection with the primary wood treating operations of the Wood Treatment Facility would be necessary, Louisiana-Pacific agrees to reasonably cooperate with Buyer's efforts to obtain the requisite

Legal Division whether such Legal Division is obtained prior to or following the Closing. The parties acknowledge and agree, however, that the separate conveyance of the Wood Treatment Facility Property or the issuance of a 116.7 endorsement are not a condition to Closing.

                 6.8   ACKNOWLEDGEMENTS   BY   BUYER.   In   order   to   induce
Louisiana-Pacific to enter into and perform this Agreement and the Ancillary Agreements, Buyer acknowledges and agrees with Louisiana-Pacific as follows:

                 (a) To the knowledge of Buyer, Louisiana-Pacific's representations and warranties made in Article IV are true and correct. To the extent any representation or warranty of Louisiana-Pacific made herein is, to the knowledge of Buyer acquired prior to the Closing, untrue or incorrect with respect to a particular matter (other than if such knowledge is obtained by an update to the Disclosure Schedule pursuant to Section 6.11), and Buyer closes under this Agreement without promptly disclosing to Louisiana-Pacific in writing such knowledge prior to the Closing Date, Buyer shall have no rights under this Agreement or the Ancillary Agreements (unless the parties mutually agree upon an amendment thereto) by reason of such untruth or inaccuracy with respect to such matter; provided, that Louisiana-Pacific shall have the burden of proving such knowledge of Buyer.

                 (b) Buyer will be relying solely on its own investigation as to the Business and Louisiana-Pacific's representations and warranties set forth in
Article IV, and except as otherwise expressly agreed in the Environmental Agreement, is assuming the risk that adverse physical, economic or other conditions or circumstances (including soils and groundwater conditions) may not have been revealed by such investigation.

                 (c) EXCEPT AS SET FORTH IN ARTICLE IV OF THIS  AGREEMENT AND IN
ARTICLE II OF THE ENVIRONMENTAL AGREEMENT, NONE OF LOUISIANA-PACIFIC OR ANY OF ITS AFFILIATES, EMPLOYEES, REPRESENTATIVES OR AGENTS MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, WRITTEN OR ORAL, FURNISHED TO OR PREPARED AT THE REQUEST OF BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, REPRESENTATIVES OR AGENTS WITH RESPECT TO LOUISIANA-PACIFIC, LPS CORPORATION, REDWOOD, LLC OR ANY OF THEIR BUSINESSES, ASSETS OR PROPERTIES.

                 (d) THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF LOUISIANA-PACIFIC, LPS CORPORATION AND REDWOOD, LLC TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO BETWEEN THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN AND THEREIN. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT, BUYER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF LOUISIANA-PACIFIC, LPS CORPORATION, REDWOOD, LLC OR THEIR

AFFILIATES, EMPLOYEES, REPRESENTATIVES OR AGENTS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF LOUISIANA-PACIFIC, LPS CORPORATION OR REDWOOD, LLC WITH RESPECT TO THE CONDITION OF THE PROPERTIES OR ASSETS OF LOUISIANA-PACIFIC, LPS CORPORATION OR REDWOOD, LLC (INCLUDING THE REAL PROPERTY), COMPLIANCE BY LOUISIANA-PACIFIC, LPS CORPORATION OR REDWOOD, LLC WITH ENVIRONMENTAL LAWS AND ENVIRONMENTAL PERMITS OR THE PRESENCE OR RELEASES OF HAZARDOUS MATERIAL IN THE FIXTURES, SOILS, GROUNDWATER, SURFACE WATER OR AIR ON, UNDER OR ABOUT OR EMANATING FROM ANY OF THE PROPERTIES OR ASSETS OF LOUISIANA-PACIFIC, LPS CORPORATION OR REDWOOD, LLC (INCLUDING THE REAL PROPERTY).

                 6.9 PUBLIC ANNOUNCEMENTS. Neither Buyer, Louisiana-Pacific nor the representatives of either of them shall make any public announcement with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such public announcement may be made if required by applicable statute, law, regulation, Governmental Order or securities exchange rule, provided that the party required to make such public announcement shall confer with the other party concerning the timing and content of such public announcement before the same is made and any description of Buyer or its Affiliates shall be subject to prior notice to and consultation with Buyer, and shall, without the consent of Buyer, only be made to the extent that Louisiana-Pacific reasonably believes required by law.

                 6.10 DISCLOSURE OF CONFIDENTIAL INFORMATION. Until the third anniversary of the Closing Date, Louisiana-Pacific shall, and shall cause its Affiliates to, hold in confidence, and not, without the prior written approval of Buyer, use for their own benefit or the benefit of any party other than Buyer or disclose to any Person other than Buyer (other than as required by applicable statute, law, regulation or Governmental Order) any confidential information relating to the Business, except such information as was publicly available prior to the Closing Date, and except for information necessary for Louisiana-Pacific to conduct its business and/or exercise its rights under this Agreement.

                 6.11 RIGHT TO UPDATE DISCLOSURE SCHEDULE. From time to time prior to the Closing, on its own initiative or after receipt of a written notice from Buyer pursuant to Section 0, Louisiana-Pacific shall update or amend its disclosure of any matter of which it has knowledge that is required to be set forth in any Exhibit, Schedule or the Disclosure Schedule (other than an update or amendment that involves the deletion of any matter or description set forth in Schedule 0 as delivered at the Agreement Date). If Louisiana-Pacific believes in good faith that the information in any such update or amendment discloses any fact or circumstance that would have a Material Adverse Effect, then
Louisiana-Pacific shall so notify Buyer in writing within five business days after the date on which Louisiana-Pacific notifies Buyer of the proposed update or amendment. If Louisiana-Pacific does so notify Buyer, within such five business day period, the parties shall attempt in good faith to negotiate an equitable resolution, by adjustment of the Purchase Price or otherwise. If the parties are unable to reach such a resolution within ten business days of Buyer's receipt of such notice, Buyer may terminate this Agreement by written notice to Louisiana-Pacific within five business days thereafter subject to
Section 0. Except as the parties may otherwise expressly agree in writing, effective as of the Closing, Buyer shall be deemed to have waived its right to make any claim for indemnification under this Agreement on the basis of any matter or matters that Louisiana-Pacific asserts to constitute a Material Adverse Effect pursuant to the second sentence of this Section 6.11.

                 6.12 ASSIGNMENT OF INSURANCE PROCEEDS. The Mendocino-Sonoma-Riverside Assets shall include the right to receive any casualty insurance proceeds related thereto and Louisiana-Pacific shall assign to Buyer the proceeds, if any, of all casualty insurance, including any business interruption insurance, payable by reason of fire, flood, riot, theft, Act of God or other casualty, with respect to the period beginning on the Agreement Date and ending on the Closing Date. Such right to receive casualty insurance proceeds shall be Buyer's sole right with respect to any damaged assets, other than pursuant to Section 7.5.

                 6.13 REVISION TO DISCLOSURE SCHEDULE. Louisiana-Pacific, at least 15 days prior to the Closing Date shall provide to Buyer, based on Buyer's reasonable specifications, revised Schedules and Disclosure Schedule Sections of the Mendocino-Sonoma-Riverside Assets describing which such assets relate primarily to (a) the timber business, (b) the wood treatment business or (c) the distribution business; provided that such revision shall not be deemed to modify or affect any representations or warranties contained herein.

                 6.14    CERTAIN ADJUSTMENTS.

                 (a) On or prior to the Closing Date, Louisiana-Pacific shall obtain equipment being used under the contracts by and between Louisiana-Pacific and Nolan Enterprises or its Affiliates, with a value or an agreement to buy equipment for use in the Ukiah sawmill yard at a discount to fair market value, of at least $1,000,000 for conveyance to Buyer at the Closing, as is with all faults. In lieu of transferring such equipment to Buyer, Louisiana-Pacific shall have the option of deducting $1,000,000 from the Purchase Price, which deduction shall be allocated among the Purchased Assets as reasonably determined by Louisiana-Pacific.

                 (b) On or prior to the Closing Date, Louisiana-Pacific shall either (1) expend at least $1,000,000 for capital related matters connected with roads associated with the Purchased Assets, or (2) reduce the Purchase Price by an amount equal to the difference between $1,000,000 and the amount
Louisiana-Pacific shall have actually spent for such capital related matters during such period. Any such reduction of the Purchase Price shall be allocated among the Purchased Assets as reasonably determined by Louisiana-Pacific.

                 (c) On or prior to the Closing  Date,  Louisiana-Pacific  shall either (1) obtain the Approval of the lessor for the assignment of Louisiana-Pacific's rights and obligations for the leased vehicles set forth on Disclosure Schedule Section 4.7(a)(i)-2 (the "Vehicles") pursuant to the lease agreement with PACCAR Leasing Corporation provided that the outstanding principal amount due for such Vehicles under such lease shall be added to the Adjusted Working Capital baseline amount set forth in paragraph (iv) of Schedule 2.6(d), or (2) if Louisiana-Pacific is unable to obtain such Approval, it shall purchase such Vehicles and thereby discharge all obligations under such lease and convey the Vehicles to Buyer or its permitted assigns free and clear of all liens, claims and encumberances pursuant to Section 2.2.

                 6.15 NO SHOP.  Louisiana-Pacific shall not (and shall not cause or permit any of Louisiana-Pacific's Affiliates to) (1) solicit, initiate, or encourage the submission of any proposal or offer from any Person to acquire the Business, or any portion of the Purchased Assets (other than in the ordinary course of business or as otherwise allowed by this Agreement), or (2) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to acquire or seek to acquire the Business or any portion of the Purchased Assets (other than in the ordinary course of business or as otherwise allowed by this Agreement). Louisiana-Pacific will notify Buyer promptly if any Person makes any proposal or offer with respect to any of the foregoing. Notwithstanding any of the foregoing, this
Section 6.15 shall not be deemed to cover any inquiries, proposals, offers, contacts, discussions or matters with respect to Louisiana-Pacific as a whole (relating to mergers, acquisitions, or similar matters).

                 6.16 CERTAIN UPDATE. Louisiana-Pacific shall use its good faith commercially reasonable efforts to advise Buyer in writing on the Closing Date of the following information: (1) the then current employees of the Business and other matters set forth on Disclosure Schedule Section 4.11 and (2) the sale or other disposal since the Agreement Date of any Non-Timber Personal Property whose value is in excess of $25,000 where there has not been a replacement of at least comparable value.

                                   ARTICLE VII
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

                 The obligations of the Buyer to effect the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, on or before the Closing Date, of each of the following conditions:

                 7.1  ACCURACY OF  REPRESENTATIONS  AND  WARRANTIES.  Subject to
Section 12.4, all of the representations and warranties of Louisiana-Pacific, LPS Corporation and Redwood, LLC contained herein shall be true and correct as of the Agreement Date and as of the Closing with the same effect as though made at and as of the Closing Date, except, in either case, (a) that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in respect of, or as of, such date or period, and (b) to the extent that any failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not have a Material Adverse Effect, or (c) to the extent there has been an Allowed Pre-Signing Change or an Allowed Pre-Closing Change.

                 7.2 PERFORMANCE. Louisiana-Pacific, LPS Corporation and Redwood, LLC shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except where the failure to so perform or comply when taken in the aggregate would not have a Material Adverse Effect. Without limiting the generality of the foregoing, Louisiana-Pacific shall have tendered to Buyer at the Closing each of the deliverables specified in Section 3.2.

                 7.3 TERMINATION OF HSR ACT WAITING PERIOD. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

                 7.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby.

                 7.5 TIMBER CASUALTY. If, prior to Closing, any loss or damage resulting in substantial harm to the timber on 25% or more of the acreage comprising the Timber Real Property occurs due to fire, flood, riot, theft, act of God or other casualty, Buyer may elect to terminate this Agreement within 5 business days after Buyer learns of the occurrence of such casualty loss. If, prior to Closing, any loss or damage resulting in substantial harm to the timber on less than 25% of the acreage comprising the Timber Real Property occurs due to fire, flood, riot, theft, act of God or other casualty, Buyer may elect not to purchase, and shall not have any obligation to pay for, such damaged timber and the Purchase Price shall be reduced by an amount equal to the fair market value of such damaged timber immediately prior to such casualty loss.

                 7.6 LEGAL OPINION. Louisiana-Pacific shall have delivered the written legal opinion of Orrick, Herrington & Sutcliffe LLP or of the in-house legal counsel of Louisiana-Pacific, dated as of the Closing Date, in the form of
Exhibit 7.6.

                 7.7 JOINT CONDITIONS. Each condition specified in Article VII of the Simpson Purchase Agreement, all of which are incorporated herein by this reference, shall have been satisfied or waived by Simpson.

                 7.8 CONSENT TO ASSIGNMENT. The landlord under the Riverside Lease shall have consented in writing to the assignment of the Riverside Lease to Buyer, or if such consent has not been obtained, Louisiana-Pacific shall have agreed to indemnify Buyer for the actual reasonable out-of-pocket costs incurred as a result of the failure to have obtained such consent.

                 7.9 NOTE. In the event Redwood, LLC elects to require delivery of the Note, the Note Arrangement shall be reasonably satisfactory to Buyer.

                 7.10 TITLE. Buyer shall have received from the Title Company a standard owner's title policy in favor of Buyer with respect to the Owned Real Property subject to Permitted Liens and subject to Encumbrances which individually or in the aggregate are not reasonably likely to result in Material Adverse Effect; provided that any requirements of Buyer with respect to extended coverages, title endorsements, surveys, or similar matters are not required as a condition of the Closing.

                                  ARTICLE VIII
               CONDITIONS TO THE OBLIGATIONS OF LOUISIANA-PACIFIC

                 The obligations of Louisiana-Pacific, LPS Corporation and Redwood, LLC to effect the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, on or before the Closing Date, of each of the following conditions:

                 8.1   ACCURACY   OF   REPRESENTATIONS   AND   WARRANTIES.   The
representations and warranties of Buyer contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date.

                 8.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Without limiting the generality of the foregoing, Buyer shall have tendered to Louisiana-Pacific at the Closing each of the deliverables specified in Section 3.3.

                 8.3 TERMINATION OF HSR ACT WAITING PERIOD. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

                 8.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby.

                 8.5 LEGAL OPINION. Buyer shall have delivered the written legal opinion of Altheimer & Gray, counsel for Buyer, dated as of the Closing Date, in the form of Exhibit 8.5.

                 8.6 JOINT CONDITIONS. Each condition specified in Article VIII of the Simpson Purchase Agreement, all of which are incorporated herein by this reference, shall have been satisfied or waived by Louisiana-Pacific.

                 8.7 INDEMNITY OBLIGATION. Louisiana-Pacific, LPS Corporation and Redwood, LLC shall have reasonably determined that they do not have an aggregate indemnity obligation under this Agreement in excess of $10,000,000.

                 8.8 INSTALLMENT SALE TREATMENT. If Louisiana-Pacific makes the election pursuant to Section 2.7, Louisiana-Pacific shall have determined in the exercise of its reasonable judgment that the sale of the Note Assets will qualify for tax deferred installment treatment as provided by Section 453 of the Code and would not be subject to the provisions of Section 453A of the Code.

                                   ARTICLE IX
                                 INDEMNIFICATION

                 9.1   SURVIVAL   OF   REPRESENTATIONS   AND   WARRANTIES.   The
representations and warranties of Louisiana-Pacific, LPS Corporation and Redwood, LLC in Article IV and of Buyer in Article V (and as restated in the Officer's Certificates delivered pursuant to subsections 3.2(f) or 3.3(f)) shall survive for a period of two years from the Closing. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

                 9.2 INDEMNIFICATION BY LOUISIANA-PACIFIC. Except as otherwise limited by this Agreement, so long as Buyer shall have validly tendered to Louisiana-Pacific at the Closing each of the deliverables specified in Section
3.3 and the Closing has occurred, Louisiana-Pacific, LPS Corporation and Redwood, LLC shall indemnify, defend and hold harmless Buyer and its Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer

Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable legal costs and expenses) actually suffered or incurred by them (hereinafter a "Buyer Loss") arising out of or resulting from:

                 (a) the inaccuracy of any representation or warranty of Louisiana-Pacific, LPS Corporation or Redwood, LLC set forth in Article IV or as restated in the Officer's Certificate delivered pursuant to subsection 3.2(f); provided that solely for purposes of this subsection 9.2(a), the accuracy of such representations and warranties shall be determined (i) without giving effect to any limitations that are based on a Material Adverse Effect or (ii) without regard to any disclosures by Buyer to Louisiana-Pacific pursuant to subsection 6.8(a) of this Agreement or to any disclosures by Louisiana-Pacific to Buyer pursuant to Section 6.11 of this Agreement (other than as to matters for which Buyer shall have been deemed to have waived its right to indemnification pursuant to the last sentence of Section 6.11 and other than matters that constitute Assumed Liabilities pursuant to subsection 2.4(f) of this Agreement);

                 (b) any other breach or violation of this Agreement by Louisiana-Pacific; and

                 (c) any Retained Liability; provided, however, that for purposes of this subsection 9.2(c), Retained Liabilities shall not include any liabilities or obligations of Louisiana-Pacific, LPS Corporation or Redwood, LLC arising under or pursuant to Environmental Laws or Environmental Permits.

Any such payment shall be made in cash and treated by the parties hereto as an adjustment of the Purchase Price.

                 9.3 INDEMNIFICATION BY BUYER. Except as otherwise limited by this Agreement, Buyer shall, and shall cause Buyer's Affiliates to which it assigns its rights or delegates its duties pursuant to Section 13.6 to, indemnify, defend and hold harmless Louisiana-Pacific and its Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Louisiana-Pacific Indemnified Parties") from and against, and pay or reimburse the Louisiana-Pacific Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable legal costs and expenses) actually suffered or incurred by them (hereinafter a "Louisiana-Pacific Loss") arising out of or resulting from:

                 (a) the inaccuracy of any representation or warranty of Buyer set forth in Article V; provided that solely for purposes of this subsection 9.3(a), the accuracy of such representations and warranties shall be determined without giving effect to any limitations that are based on a Material Adverse Effect;

                 (b) any other breach or violation of this Agreement by Buyer;

                 (c) any Assumed Liability; and

                 (d) Buyer's or Buyer's Affiliates' hiring practices and decisions followed or effected before, on or after the Closing Date, including its drug testing program, all only to the extent such hiring practices are in violation of applicable laws or the terms of this Agreement.

Any such payment shall be made in cash and treated by the parties hereto as an adjustment of the Purchase Price.

                 9.4     GENERAL INDEMNIFICATION PROVISIONS.

                 (a) For the purposes of this Section 9.4 and Section 9.5: the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of
Section 9.2 or 9.3, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to Louisiana-Pacific Losses or Buyer Losses, as the case may be.

                 (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (regardless of whether a claim for indemnification otherwise would be prohibited by subsection 9.5(a)), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of an Indemnitor under this Article IX with respect to Losses arising from claims of any third Person that are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor notice of such Third Party Claim. Such notice shall be given and the Indemnitor shall have the right to defend such Third Party Claim (as set forth below) even if indemnification of the Indemnitee with respect thereto otherwise would be prohibited by subsection 9.5(a). If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result from such Third Party Claims (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnitee within 60 calendar days of the receipt of notice of such Third Party Claim from the Indemnitee of its intention to do so. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnitee) and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee. No Third Party Claim that is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

                 9.5 LIMITATIONS ON INDEMNIFICATION.

                 (a) No claim or claims may be made against an Indemnitor for indemnification pursuant to either subsection 9.2(a) or subsection 9.3(a), as the case may be, unless the Losses of the Indemnitees with respect to such clauses shall exceed $1,000,000 in the aggregate (the "Deductible"), in which case the Indemnitor shall be obligated to the Indemnitee only for the amount of the Loss in excess of the Deductible.

                 (b) In addition to the provisions  and  limitations as provided in (i) Section 9.1 with respect to the period of survival of representations and warranties and (ii) subsection 9.5(a) with respect to dollar amounts of Losses for which indemnification for breaches of representations and warranties is not available, no Indemnitor shall be liable for any Louisiana-Pacific Loss or Buyer Loss, as the case may be, to the extent such Louisiana-Pacific Losses (in the aggregate) or Buyer Losses (in the aggregate) relate to breaches of representations and warranties contained in Article IV or Article V, as the case may be, and exceed an amount equal to $25,000,000 in excess of the Deductible (in addition to amounts available separately for environmental indemnification under the Environmental Agreement).

                 (c) In addition, the Liability of any Indemnitor with respect to any Losses shall be determined on a basis that is net of the amount of any such Losses covered by insurance. Without limiting the generality of the foregoing, any claim made by Buyer arising out of or resulting from an alleged breach of any representation or warranty of Louisiana-Pacific, LPS Corporation or Redwood, LLC set forth in Section 4.8 shall be tendered first to the Title Company for recovery of any Buyer Losses.

                 (d) Notwithstanding any provision of this Agreement to the contrary, all claims for indemnification hereunder or otherwise by Buyer with respect to Buyer Losses arising out of or resulting from (i) the application of, or compliance with, any Environmental Law or Environmental Permit or (ii) the presence or Releases of any Hazardous Material in the fixtures, soils, groundwater, surface water or air, or on under or about, or emanating from, any of the properties or assets of Louisiana-Pacific, LPS Corporation or Redwood, LLC, shall be exclusively governed by the terms of the Environmental Agreement.

                 9.6 WAIVER AND RELEASE. Except as provided in this Agreement or in the Environmental Agreement, Buyer, on behalf of itself and any Buyer Indemnified Party, hereby forever waives, relieves, releases and discharges the Louisiana-Pacific Indemnified Parties and their successors and assigns from any and all rights, Liabilities, Actions (including future Actions) and Buyer
Losses, whether known or unknown at the Closing Date, which any Buyer Indemnified Party has or incurs, or may in the future have or incur, arising out of or related to (a) the physical, environmental, economic or legal condition of the properties and assets currently or formerly used in the Business or operated, owned, leased, controlled, possessed, occupied or maintained by LPS Corporation, Redwood, LLC or Louisiana-Pacific and related to the Business or
(b) any Assumed Liability; provided, that such waiver and release shall not apply with respect to acts or omissions of the Louisiana-Pacific Indemnified Parties after the Closing Date.

                                    ARTICLE X
                                   TAX MATTERS

                 10.1 ALLOCATION OF PURCHASE PRICE. For income tax purposes, the parties shall allocate the Purchase Price among the Mendocino-Sonoma-Riverside Assets in accordance with Schedule 10.1. For income tax purposes, the parties shall treat the Note as the consideration for the Note Assets. The parties shall complete IRS Form 8594 consistent with the foregoing allocations and shall furnish each other with a copy of such form prepared in draft form within 60 days prior to the filing due date for such form. Within 60 days after the Closing Date, Redwood, LLC shall submit to Buyer detailed allocation schedules that are in all respects consistent with Schedule 10.1. No party shall file any Tax Return or take a position with any Governmental Body that is inconsistent with the foregoing allocations, unless Buyer has received an opinion of counsel (copy to Louisiana-Pacific) concluding that there is no reasonable basis for such position.

                 10.2 CERTAIN TAXES.

                 (a) Except to the extent  reflected  in the  adjustment  to the
Purchase Price pursuant to subsection 2.6(d), all real property Taxes, personal property Taxes and similar ad valorem obligations that are due or become due without acceleration with respect to the Purchased Assets or the Business for tax periods within which the Closing Date occurs (collectively, the "Apportioned Obligations") shall be apportioned between Redwood, LLC and Buyer as of the Closing Date based on the number of days in any such period falling on or before the Closing Date, on the one hand, and after the Closing Date, on the other hand (it being understood that Buyer is responsible for the portion of each such Apportioned Obligation attributable to the number of days after the Closing Date in the relevant tax period, which is July 1 through June 30). Each party shall cooperate in assuring that Apportioned Obligations that are due and payable on or prior to the Closing Date are billed directly to and paid by Redwood, LLC, and that Apportioned Obligations that are due and payable after the Closing Date shall be billed directly to and paid by Buyer. In the event that any refund, rebate or similar payment is received by Buyer or Redwood, LLC for any real property Taxes, personal property Taxes or similar ad valorem obligations that are Apportioned Obligations and which payment pertains to the tax period in which the Closing Date falls, such payment shall be apportioned between Redwood, LLC and Buyer on the basis of each party's respective ownership of the taxed asset during the applicable tax period. In the event that it is determined subsequent to the Closing Date that additional real property Taxes, personal property Taxes or similar ad valorem obligations that are Apportioned Obligations are required to be paid for the applicable tax period in which the Closing Date falls, such additional taxes will be apportioned between Redwood, LLC and Buyer on the basis of each party's respective ownership of the taxed asset during the applicable tax period.

                 (b) Louisiana-Pacific shall indemnify and hold harmless Buyer from and against any Taxes imposed upon Buyer solely as a result of its being a transferee of the Business or the Purchased Assets and only to the extent that such Taxes are attributable to a period before the Closing Date.

                 (c) Notwithstanding any other provision contained in this Agreement (including Section 9.5), any obligation arising out of this Section
10.2 shall survive until expiration of the applicable statute of limitations for any such Tax obligations.

                 10.3 BUYER'S COOPERATION IN A SECTION 1031 EXCHANGE. If so requested by Louisiana-Pacific or Redwood, LLC, Buyer agrees to cooperate with Louisiana-Pacific and Redwood, LLC in any manner reasonably necessary to complete an exchange under Section 1031 of the Code and any state and local counterpart provision with respect to the Purchased Assets at no additional cost or liability to Buyer.

                                   ARTICLE XI
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

                 11.1 EMPLOYMENT. Within 10 days prior to the Closing Date, to be effective as of the Closing Date, Buyer shall offer to employ, or to cause Buyer's Affiliates to offer to employ, all of the Business Employees, each at a rate of compensation not less than the annual base salary rate (if salaried) or current hourly compensation rate (if hourly) set forth on Disclosure Schedule
Section 4.11, within 50 miles of such Business Employee's principal place of employment with Louisiana-Pacific immediately prior to the Closing Date, and with no substantial reduction in the responsibilities or duties that applied to such Business Employee in his or her position at Louisiana-Pacific immediately prior to the Closing Date. The Buyer's offer of employment to each Business Employee in accordance with this Section 11.1 may be conditioned upon such Business Employee's passing a drug test administered in compliance with applicable law and upon such Business Employee being actively employed by Louisiana-Pacific or its Affiliates on the Closing Date (i.e., being actively at work or on vacation or excused absence for a period not expected by Louisiana-Pacific to be of long duration; provided that such leave does not expire later than 30 days after the Closing Date or such longer period required by law). Buyer shall, and shall cause Buyer's Affiliates to, count the service recognized by Louisiana-Pacific of each Business Employee as reflected on Disclosure Schedule Section 4.11, under Buyer's and Buyer's Affiliates' vacation policies and welfare benefit plans applicable to such Business Employee. In addition, Buyer shall, and shall cause Buyer's Affiliates to, count such service in determining each Business Employee's eligibility to participate in, each
Business Employee's vested percentage in, and each Business Employee's eligibility for retirement subsidies under, each of Buyer's and Buyer's Affiliates' employee benefit plans (as defined in Section 3(3) of ERISA) applicable to such Business Employee.

                 11.2 EMPLOYEE TRANSITION ADMINISTRATION. Within 21 days following the date of this Agreement, Louisiana-Pacific shall provide to Buyer all employee data reasonably necessary to allow Buyer to establish payroll and other employee benefit systems in advance of its hiring of any Business Employees pursuant to this Agreement. In addition, Louisiana-Pacific and Buyer shall each make its appropriate employees and reasonable information available to the other at such reasonable times prior to and after the Closing Date as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and worker's compensation claims affecting their employees. After the Agreement Date and before the Closing Date, Louisiana-Pacific shall provide Buyer with reasonable access to the Business Employees; provided that (i) such access shall not interfere with Louisiana-Pacific's business operations, (ii) all communications to Business Employees by Buyer shall be subject to Louisiana-Pacific's advance approval,
(iii) Louisiana-Pacific shall have the right to designate a representative(s) to be present at any meeting between Buyer and any Business Employee, and (iv) Buyer shall comply with all applicable employment and other laws in connection with interviews, discussions and hiring practices.

                 11.3 VACATION. Buyer shall grant to each of the Business Employees hired by Buyer pursuant to this Agreement vacation days or hours determined under the Louisiana-Pacific vacation program applicable to each such employee as of the Closing Date and reflected on Disclosure Schedule Section
4.11.  The vacation days or hours granted by Buyer  hereunder  shall be provided under a program no more restrictive than the vacation policy of Louisiana-Pacific in effect on the Agreement Date.

                 11.4 VESTING. Louisiana-Pacific shall cause its Employee Stock Ownership Trusts to recognize each Business Employee to be fully vested in his or her account balance in such Plan as of Closing.

                 11.5 CROSS-INDEMNITY FOR CERTAIN WORKERS COMPENSATION CLAIMS. Notwithstanding anything to the contrary in this Agreement, except for breaches of representations and warranties under Article IV, the rights and obligations of Louisiana-Pacific and Buyer, as between each other, with respect to claims by Business Employees who accept Buyer's offer of employment ("Hired Employees") based on occupational injury, illness or death, before and/or after the Closing Date ("Workers' Compensation Claims") shall be governed by this Section 11.5 and not the general indemnification provisions of Article IX. As between themselves, without conferring any benefit on third Persons: (i) Louisiana-Pacific shall indemnify, defend, and hold Buyer harmless against any Workers' Compensation Claims that are incurred by Hired Employees prior to the Closing Date or that relate to injuries incurred by Hired Employees prior to the Closing Date; (ii) Buyer shall indemnify defend, and hold Louisiana-Pacific harmless against any Workers' Compensation Claims that are incurred by Hired Employees on or after the Closing Date or that relate to injuries incurred by Hired Employees on or after the Closing Date; and (iii) notwithstanding clauses (i) and (ii): with respect to any Workers' Compensation Claims that arise out of continuing work place exposures both before and after the Closing Date (a) the respective liabilities of Louisiana-Pacific and Buyer shall be apportioned in accordance with the clear and convincing evidence that such Workers' Compensation Claim was caused before and after Closing Date, respectively, and (b) to the extent that there is not clear and convincing evidence to apportion the respective liabilities of Louisiana-Pacific and Buyer to periods before and after the Closing Date in accordance with clause (a): (I) Louisiana-Pacific shall indemnify, defend and hold Buyer harmless against Louisiana-Pacific's Formula Percentage (as defined below) of such Workers' Compensation Claims and (II) Buyer shall indemnify, defend and hold Louisiana-Pacific harmless against Buyer's Formula Percentage of such Workers' Compensation Claims. As used in this
Section 11.5, "Formula Percentage" means a percentage calculated for any Workers' Compensation Claim by dividing the number of years (rounded to the nearest whole year) of employment in the "relevant activity" (as hereinafter defined) by the claimant with the indemnitor under this Section 11.5 by the total number of years (rounded to the nearest whole year) of employment in the "relevant activity" by the claimant with both Buyer and Louisiana-Pacific. As used in this Section 11.5, the term "relevant activity" means the activity that caused the occupational injury, illness or death upon which the Workers' Compensation Claim is based. Louisiana-Pacific and Buyer hereby mutually waive as to each other all rights of subrogation based on payments to workers hereunder and all rights of employer immunity or limitation of liability based on federal, state or local laws.

                                   ARTICLE XII
                                   TERMINATION

                 12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                 (a)   by   the   mutual   written    consent   of   Buyer   and
Louisiana-Pacific; or

                 (b) by either Buyer or Louisiana-Pacific, if the Closing shall not have occurred by July 15, 1998 (the "Deadline Date") (provided that the Deadline Date shall be extended to August 15, 1998 if either of the conditions set forth in Sections 7.3 or 7.4 shall not have been satisfied by July 15,
1998); provided, however, that the right to terminate this Agreement pursuant to this subsection shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

                 (c) by Buyer, pursuant to Sections 7.5 or 6.11, or upon the breach of any of the representations and warranties of Louisiana-Pacific contained herein or in the Environmental Agreement or the failure by
Louisiana-Pacific to perform and comply with any of the agreements and obligations required by this Agreement or the Environmental Agreement to be performed or complied with by Louisiana-Pacific, provided that such breach or failure is reasonably likely to result in a Material Adverse Effect and is not cured within 20 days of Louisiana-Pacific's receipt of a written notice from Buyer that such a breach or failure has occurred; or

                 (d) by Louisiana-Pacific, upon the breach in any material respect of any of the representations and warranties of Buyer contained herein or upon the breach in any material respect of any of the representations of Simpson contained in the Simpson Purchase Agreement, or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement or the Environmental Agreement to be performed or complied with by Buyer, or the failure of Simpson to perform and comply in any material respect with any of the agreements and obligations required by the Simpson Purchase Agreement to be performed or complied with by Simpson, provided that any such breach or failure is not cured within 20 days of Buyer's or Simpson's, as the case may be, receipt of a written notice from Louisiana-Pacific that such a breach or failure has occurred.

                 12.2 WRITTEN NOTICE. In order to terminate this Agreement pursuant to Section 12.1, the party so acting shall give written notice of such termination to the other party, specifying the grounds thereof.

                 12.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 12.1, this Agreement (other than Sections 2.8, 6.9 and 13.1, which shall survive the termination hereof) shall become void and have no effect, with no liability on the part of any party or its Affiliates, directors, officers, employees, shareholders or agents in respect thereof. The Confidentiality Agreement shall continue in full force and effect notwithstanding the termination of this Agreement for any reason.

                 12.4 CURE RIGHT. Notwithstanding anything to the contrary contained in this Agreement, in the event of any breach of Louisiana-Pacific's, LPS Corporation's or Redwood, LLC's representations, warranties or covenants (set forth herein or in any Ancillary Agreement) or in the event of any notice of termination given pursuant to Sections 7.5 or 6.11 prior to the Closing, Louisiana-Pacific, at its sole discretion, shall have 20 days to cure such breach or agree in writing to reimburse Buyer for any actual and reasonable costs associated with such breach or matters resulting in such termination notice; promptly payable at the time such costs are incurred; if Louisiana-Pacific does so cure or offer to reimburse Buyer, Buyer shall have no rights to terminate this Agreement or have any further claims against Louisiana-Pacific or its Affiliates with respect to such breach or matters resulting in such termination notice. In such events, Buyer shall have the right to delay the Closing up to 30 days from the date of such cure or agreement to reimburse.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

                 13.1 EXPENSES, TAXES, ETC. Except as otherwise provided herein, each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all sales, use, documentary, stamp and excise Taxes and all transfer, filing, escrow, notary, title insurance premiums and endorsements, recordation and similar Taxes and fees (including all real estate transfer Taxes and conveyance and recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne 50% by Buyer and 50% by Redwood, LLC; provided further that all such fees and expenses incurred by Louisiana-Pacific or LPS Corporation in connection with the transfer of assets to Redwood, LLC prior to the Agreement Date shall be borne solely by Louisiana-Pacific or LPS Corporation, and any Tax refunds in respect of such transfers shall inure solely to the benefit of Louisiana-Pacific or LPS Corporation.

                 13.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

                 (a)     if  to   Louisiana-Pacific,   Redwood,   LLC   or   LPS
                         Corporation:

                         111 S.W. Fifth Avenue
                         U.S. Bancorp Tower
                         Portland, Oregon  97204
                         Attention:  Mark A. Suwyn
                         Facsimile No.:  (503) 796-0322
                         Telephone No.:  (503) 221-0800
                 with a copy to:

                         Louisiana-Pacific Corporation
                         111 S.W. Fifth Avenue
                         U.S. Bancorp Tower
                         Portland, Oregon  97204
                         Attention:  Office of General Counsel
                         Facsimile No.:  (503) 796-0105
                         Telephone No.:  (503) 796-0302

                 and an additional copy to:

                         Orrick, Herrington & Sutcliffe LLP
                         Old Federal Reserve Bank Building
                         400 Sansome Street
                         San Francisco, California 94111
                         Attention:  Richard D. Harroch, Esq.
                                     Lowell D. Ness, Esq.
                         Facsimile No.:  (415) 773-5759
                         Telephone No.:  (415) 392-1122

                 (b)     if to Buyer:

                         Sansome Forest Partners, L.P.
                         One Maritime Plaza, Suite 1300
                         San Francisco, CA  94111
                         Attention:  Alexander Dean
                         Facsimile No.: (415) 288-0549
                         Telephone No.: (415) 392-3600

                 with a copy to:

                         Altheimer & Gray
                         10 South Wacker Drive
                         Chicago, Illinois  60606
                         Attention:  Phillip Gordon
                         Facsimile No.: (312) 715-4800
                         Telephone No.: (312) 715-4010

                 13.3 DISCLOSURE SCHEDULE. The Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of the Disclosure Schedule shall, should the existence of the fact or item or its contents be relevant to any other section of the Disclosure Schedule, be deemed to be disclosed with respect to that other section or subsection of the Disclosure Schedule whether or not any explicit cross-reference appears therein. Disclosure of any matter in the Disclosure Schedule shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the Disclosure Schedule shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of Liability or facts supporting Liability.

                 13.4    INTERPRETATION.

                 (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

                 (b) Any references in this Agreement to the "best knowledge" or "knowledge" of Louisiana-Pacific or to matters "known" to Louisiana-Pacific, shall mean the actual knowledge without inquiry or investigation (other than reviewing this Agreement) of only the Persons listed on Schedule 13.4(b)-1. Any references in this Agreement to the "best knowledge" or "knowledge" of Buyer shall mean the actual knowledge without inquiry or investigation (other than reviewing this Agreement) of only the Persons listed on Schedule 13.4(b)-2. Anything herein to the contrary notwithstanding, no Person listed on any of such schedules shall have any personal Liability with respect to any of the matters set forth in this Agreement or any representation or warranty herein being or becoming untrue, inaccurate or incomplete.

                 13.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                 13.6 ASSIGNMENT. Between the Agreement Date and the Closing Date, no party hereto shall assign this Agreement by operation of law or otherwise without the prior written consent of the other parties hereto unless the assignor, together with the assignee (subject to the last proviso that starts "provided, however," in the following sentence), remains liable hereunder. The sale of more than 50% of the stock or ownership interest in Buyer shall constitute an assignment of this Agreement for purposes of this Section; provided, that Buyer may assign any or all of its rights and obligations, before or immediately, prior to the Closing to three newly formed limited liability companies that are wholly owned by Buyer, so long as the three new entities formed to hold the assets, liabilities and contracts designated by Louisiana-Pacific as the distribution business assets, liabilities and contracts (the "Distribution Business LLC"), the timber business assets, liabilities and contracts (the "Timber Business LLC") and the wood treatment business assets, liabilities and contracts (the "Wood Treatment Assets") (the "Wood Treatment Business LLC") on the list delivered pursuant to Section 6.13 shall agree to be jointly and severally liable in a manner reasonably satisfactory to Louisiana-Pacific for the obligations of Buyer hereunder; provided, however, that the total aggregate combined liability of

Buyer, the Distribution Business LLC and the Timber Business LLC arising from or relating to the Wood Treatment Assets or the Wood Treatment Business LLC and any liabilities, obligations and costs related thereto shall not exceed $10,000,000. Any attempted assignment in violation of this Section shall be deemed null and void.

                 13.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                 13.8 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by all of the parties hereto.

                 13.9    NO OTHER REMEDIES.

                 (a) Any and all  remedies  herein  expressly  conferred  upon a party hereby are deemed exclusive of any other remedy conferred hereby or by law or equity on such party; provided, however, that any party hereto shall have the right to seek specific performance of the obligations of another party hereto under this Agreement if all of the conditions to the obligations of such party seeking specific performance set forth in Article VII or Article VIII, as the case may be, have been satisfied. In particular, except as provided in Sections 2.8, 6.5 and 11.5, the remedies provided by Article IX for Losses shall be exclusive of any other rights or remedies available to a party against the other party, either at law or in equity, in relation to any breach, default or nonperformance of any representation, warranty, covenant, agreement or undertaking made or entered into by such other party pursuant to this Agreement, any agreement executed pursuant to this Agreement or the transactions contemplated hereby. Notwithstanding any provision hereof or of the Ancillary Agreements, no party hereto shall be liable hereunder or under the Ancillary Agreements to any Buyer Indemnified Party or Louisiana-Pacific Indemnified Party for any incidental or consequential damages, or loss of profits, or opportunities, or any exemplary or punitive damages, regardless of the circumstances from which such damages arose.

                 (b) No Action for termination or rescission, or claiming repudiation, of this Agreement or any agreement executed pursuant to this Agreement may be brought or maintained by any party against another party following the Closing Date no matter how severe, grave or fundamental any such breach, default or nonperformance may be by one party, except in the event of actual fraud in a material respect. Accordingly, the parties hereby expressly waive and forego any and all rights they may possess to bring any such Action.

                 (c) With regard to Section 2.8, Section 9.6, this Section 13.9 and Section 13.13, each party hereto acknowledges that it has read and is familiar with, and hereby waives the benefit of, the provisions of California Civil Code Section 1542, which is set forth below:

                 "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                 13.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                 13.11 MUTUAL DRAFTING. This Agreement is the product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto.

                 13.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles).

                 13.13  JURISDICTION;  WAIVER  OF  JURY  TRIAL.  Subject  to the
arbitration provisions set forth in Schedule 2.6(d), the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in San Francisco, California for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties shall not commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by registered mail shall be effective service of process for any action, suit or proceeding in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of California or the United States of America located in San Francisco, California, and hereby further irrevocably and unconditionally waive and agree not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereby further irrevocably and unconditionally waive any right to a jury trial in any such court.

                 13.14 INTEREST. At such time as it shall have been conclusively determined that one party owes a sum certain of money to another party hereunder (other than pursuant to Sections 9.2 or 9.3), the obligated party shall pay interest on the amount due from the date determined due until the date paid, at a floating rate equal to the prime rate of Bank of America, NT & SA, as publicly announced and in force from time to time.

                 13.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                 13.16 ENTIRE AGREEMENT. This Agreement, together with all schedules and exhibits hereto and the Disclosure Schedule, the documents and instruments and other agreements among the parties delivered at the Closing pursuant to Article III, including the Ancillary Agreements, and the Data Processing Transfer and Services Agreement, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral (including, in particular, the Confidential Information Memorandum prepared by SBC Warburg Dillon Read Inc. which has been superseded by Buyer's subsequent due diligence), other than the Confidentiality Agreement, with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       LOUISIANA-PACIFIC CORPORATION,
                                         a Delaware corporation


                                       By: /s/ Curtis M. Stevens
                                          Name:  Curtis M. Stevens
                                          Title:  Vice President, Treasurer
                                                  and Chief Financial Officer


                                       LPS CORPORATION,
                                         a Delaware corporation


                                       By: /s/ Curtis M. Stevens
                                          Name:  Curtis M. Stevens
                                          Title:  Treasurer


                                       L-P REDWOOD, LLC,
                                         a Delaware limited liability company


                                       By: /s/ Curtis M. Stevens
                                          Name:  Curtis M. Stevens
                                          Title:  Treasurer


                                       SANSOME FOREST PARTNERS, L.P.,
                                         a Delaware limited partnership

                                          By: SD GENPAR, INC.,
                                              a California corporation, its
                                              general partner


                                              By: /s/ Alexander L. Dean, Jr.
                                                 Name:  Alexander L. Dean, Jr.
                                                 Title:  President



                                       46